UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Valero Energy Corporation

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Notice of 2019 Annual Meeting of Stockholders

The 2019 annual meeting of stockholders of Valero Energy Corporation is scheduled to be held as follows:

MEETING DATE & TIME:	MEETING PLACE:	RECORD DATE:
Tuesday, April 30, 2019 10 a.m., Central Time	Valero Energy Corporation One Valero Way San Antonio, Texas 78249	March 5, 2019

The purpose of the annual meeting is to consider and vote on the following:

Voting Matters	Board Recommendation	Proxy Statement Disclosure
1. Elect directors;	FOR each director nominee	p. 11
2. Ratify KPMG LLP as independent auditor;	FOR	p. 63
3. Advisory vote to approve executive compensation; and	FOR	p. 66
4. Other matters, if any, properly brought before the meeting.

Valero Energy Corporation One Valero Way San Antonio, Texas 78249 March 20, 2019	By order of the Board of Directors, J. Stephen Gilbert Secretary

    2019 ANNUAL MEETING OF STOCKHOLDERS

Our Board is soliciting proxies to be voted at the Annual Meeting of Stockholders on April 30, 2019 (the “Annual Meeting”). The accompanying notice describes the time, place, and purposes of the Annual Meeting. Action may be taken at the Annual Meeting or on any date to which the meeting may be adjourned. Unless otherwise indicated the terms “Valero,” “we,” “our,” and “us” in this proxy statement refer to Valero Energy Corporation, to one or more of our consolidated subsidiaries, or to all of them taken as a whole. “Board” means our board of directors.

We are mailing our Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders on or about March 20, 2019. On this date, you will be able to access our proxy materials on the website referenced in the Notice.

RECORD DATE, SHARES OUTSTANDING, QUORUM

Holders of record of our common stock, $0.01 par value (“Common Stock”), at the close of business on March 5, 2019 (the “record date”) are entitled to vote on the matters presented at the Annual Meeting. On the record date, 417,613,362 shares of Common Stock were issued and outstanding and entitled to one vote per share. Stockholders representing a majority of voting power, present in person or represented by properly executed proxy, will constitute a quorum.

VOTING IN PERSON, REVOCABILITY OF PROXIES

If you attend the Annual Meeting and want to vote in person, we will give you a ballot at the meeting.

If your shares are registered in your name, you are considered the stockholder “of record” and you have the right to vote the shares at the meeting.

If, however, your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from the stockholder of record (e.g., your broker) authorizing you to vote the shares.

You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) submitting a written revocation to Valero, (ii) returning a subsequently dated proxy to Valero, or (iii) attending the Annual Meeting, request that your proxy be revoked, and vote in person at the Annual Meeting. If instructions to the contrary are not provided, shares will be voted as indicated on the proxy card.

REQUIRED VOTES

For Proposal 1, as required by Valero’s bylaws, each director is to be elected by a majority of votes cast with respect to that director’s election.

Proposals 2 and 3 require approval by the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

EFFECT OF ABSTENTIONS

Shares voted to abstain are treated as “present” for purposes of determining a quorum. In the election of directors (Proposal 1), pursuant to our bylaws, shares voted to abstain are not deemed “votes cast,” and are accordingly disregarded. When approval for a proposal requires (i) the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote (Proposals 2 and 3), or (ii) the affirmative vote of a majority of the voting power of the issued and outstanding Common Stock, then shares voted to “abstain” have the effect of a negative vote (a vote “against”).

2019 PROXY STATEMENT	1

2019 ANNUAL MEETING OF STOCKHOLDERS

BROKER NON-VOTES

Brokers holding shares must vote according to the specific instructions they receive from the beneficial owners of the stock. If your broker does not receive specific voting instructions from you, in some cases the broker may vote the shares in the broker’s discretion.

The New York Stock Exchange (the “NYSE”), however, precludes brokers from voting on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on the proposal. A broker non-vote (i) is treated as “present” for purposes of determining a quorum, (ii) has the effect of a negative vote when a majority of the voting power of the issued and outstanding shares is required for approval of a particular proposal, and (iii) has no effect when a majority of the voting power of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

Proposal 2 is deemed to be a routine matter under NYSE rules. A broker or other nominee generally may vote uninstructed shares on routine matters, and therefore no broker non-votes are expected to occur for Proposal 2. Proposals 1 and 3 are considered non-routine under applicable rules. Because a broker or other nominee cannot vote without instructions on non-routine matters, we expect an undetermined number of broker non-votes to occur on these proposals.

SOLICITATION OF PROXIES

Valero pays the cost for soliciting proxies and the Annual Meeting. In addition to solicitation by mail, proxies may be solicited by personal interview, telephone, and similar means by directors, officers, or employees of Valero, none of whom will be specially compensated for such activities. Valero also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay such brokers, banks, and other nominees certain expenses incurred by them for such activities. Valero retained Georgeson LLC, a proxy soliciting firm, to assist in the solicitation of proxies for a fee of $17,500, plus reimbursement of certain out-of-pocket expenses.

For participants in our qualified 401(k) plan (“Thrift Plan”), the proxy card will represent (in addition to any shares held individually of record by the participant) the number of shares allocated to the participant’s account in the Thrift Plan. For shares held by the Thrift Plan, the proxy card will constitute an instruction to the trustee of the plan on how to vote those shares. Shares for which instructions are not received may be voted by the trustee per the terms of the plan.

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    INFORMATION REGARDING THE BOARD OF DIRECTORS

Valero’s business is managed under the oversight of our Board. Our Board conducts its business through meetings of its members and its committees. During 2018, our Board held seven meetings and the standing Board committees held 13 meetings.

None of our Board members attended less than 75 percent of the meetings of the Board and committees of which he or she was a member. All Board members are expected to attend the Annual Meeting, and all of our Board members attended the 2018 annual meeting.

Independent Directors

Independent Directors. Our Corporate Governance Guidelines require a majority of the Board to be independent. The Board presently has nine non-management directors and one member from management: Joseph W. Gorder (our Chief Executive Officer). As a member of management, Mr. Gorder is not an independent director under NYSE listing standards. The Board determined that all of our non-management directors who served on the Board at any time in 2018 met the Board’s independence requirements. Those independent directors were:

H. Paulett Eberhart	Philip J. Pfeiffer	Randall J. Weisenburger
Kimberly S. Greene	Robert A. Profusek	Rayford Wilkins, Jr.
Deborah P. Majoras	Stephen M. Waters	Susan Kaufman Purcell (retired)
Donald L. Nickles

Independent Committees. The Board’s Audit Committee, Compensation Committee, and Nominating/Governance and Public Policy Committee are composed entirely of directors who meet the independence requirements of the NYSE. Each member of the Audit Committee also meets the additional independence standards for Audit Committee members required by the SEC.

Independence Standards and Determination. The Board determines independence on the basis of the standards specified by the NYSE, the standards listed in our Corporate Governance Guidelines, and other facts and circumstances the Board may consider relevant. In general, our Corporate Governance Guidelines require that an independent director must have no material relationship with Valero. A relationship is not material under the guidelines if it:

•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;
•

consists of charitable contributions by Valero to an organization in which a director is an executive officer that do not exceed the greater of $1 million or two percent of the organization’s gross revenue in any of the last three years;

•

consists of charitable contributions to any organization with which a director, or any member of a director’s immediate family, is affiliated as an officer, director, or trustee pursuant to a matching gift program of Valero and made on terms applicable to employees and directors, or is in amounts that do not exceed $1 million per year; and

•	is not a relationship required to be disclosed by Valero under Item 404 of Regulation S-K (regarding related person transactions).

Under the NYSE’s listing standards, a director is not deemed independent unless the Board affirmatively determines that the director has no material relationship with Valero. The Board has reviewed pertinent information concerning the background, employment, and affiliations (including commercial, banking, consulting, legal, accounting, charitable, and familial relationships) of our directors, and the Board has determined that each of our non-management directors and each member of the Audit, Compensation, and Nominating/Governance and Public Policy Committees has no material relationship with Valero, and is therefore independent.

2019 PROXY STATEMENT	3

INFORMATION REGARDING THE BOARD OF DIRECTORS

Committees of the Board

Our Board has three standing committees:	The committees’ charters are available on our website at: www.valero.com ▶ Investors ▶ Corporate Governance ▶ Governance Documents ▶ Charters.
Audit Committee,
Compensation Committee, and
Nominating/Governance and Public Policy Committee.

AUDIT COMMITTEE

The Audit Committee assists the Board in oversight of the integrity of Valero’s financial statements and public financial information, Valero’s compliance with legal and regulatory requirements, the qualifications and independence of Valero’s independent auditor, and the performance of Valero’s internal audit function and independent auditors. The Audit Committee met five times in 2018.

We make additional disclosures about the Audit Committee in this proxy statement under the caption “Risk Oversight” and in connection with “Proposal No. 2—Ratify Appointment of KPMG LLP as Independent Auditors” below.

Members of the Audit Committee are:

•	Randall J. Weisenburger (Chair),
•	H. Paulett Eberhart, and
•	Stephen M. Waters.

Notes:

Audit Committee Financial Experts. The Board has determined that each of the following directors is an “audit committee financial expert” (as defined by the SEC) and that each is “independent” under applicable regulations/standards: (1) Mr. Weisenburger, (2) Ms. Eberhart, and (3) Mr. Waters. For more information regarding their experience, see “Proposal No. 1—Election of Directors—Nominees.”

COMPENSATION COMMITTEE

The Compensation Committee reviews and reports to the Board on matters related to compensation programs, policies, and strategies. The Compensation Committee’s duties are further described in “Compensation Discussion and Analysis” below and in the committee’s charter. The Compensation Committee met five times in 2018. The Compensation Committee has, for administrative convenience, delegated authority to our Chief Executive Officer to make non-material amendments to Valero’s benefit plans and to make limited grants of stock options and restricted stock to new hires who are not executive officers.

Members of the Compensation Committee are:

•	Rayford Wilkins, Jr. (Chair),
•	Philip J. Pfeiffer, and
•	Robert A. Profusek.

Notes:

The Compensation Committee Report for fiscal year 2018 appears in this proxy statement immediately preceding “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation: There are no compensation committee interlocks. None of the members of the Compensation Committee has served as an officer or employee of Valero or had any relationship requiring disclosure by Valero under Item 404 of the SEC’s Regulation S-K, which addresses related-person transactions.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

NOMINATING/GOVERNANCE AND PUBLIC POLICY COMMITTEE

The Nominating/Governance and Public Policy Committee assists the Board in its oversight responsibilities with respect to corporate governance, Board membership, and public policy matters. The committee’s specific purposes are to:

•	identify individuals qualified to become Board members, consistent with criteria approved by the Board;
•	recommend to the Board director nominees to stand for election at the annual meetings of stockholders;
•	develop and recommend a set of corporate governance principles applicable to Valero;
•	assist the Board in identifying, evaluating, and monitoring public policy trends and social and political issues that could impact our business activities and performance;
•	assist the Board in oversight of Valero’s climate-related risks and opportunities;
•	consider and make recommendations for our strategies relating to corporate responsibility, contributions, and reputation management; and
•	oversee and lead the Board’s and the committees’ annual self-evaluation of performance.

Members of the committee are: • Deborah P. Majoras (Chair), • Kimberly S. Greene, and • Donald L. Nickles.

Notes:

The committee met three times in 2018. The committee recommended to the Board the directors listed in this proxy statement in Proposal No. 1 as nominees for election as directors at the Annual Meeting. The committee also considered and recommended the appointment of a Lead Director to preside at meetings of the independent directors without management, and recommended assignments for the Board’s committees. The full Board approved the recommendations of the committee and adopted resolutions approving the slate of director nominees to stand for election at the Annual Meeting, the appointment of a Lead Director, and Board committee assignments.

Selection of Director Nominees

The Nominating/Governance and Public Policy Committee solicits recommendations for Board candidates from a number of sources, including our directors, our officers, and third-party research. In addition, the Committee will consider candidates submitted by stockholders when submitted in accordance with the procedures described in this proxy statement under the caption “Miscellaneous—Stockholder Communications, Nominations, and Proposals.”

The Committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis. The level of consideration the Committee will extend to a stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Committee.

Proxy Access. Our amended and restated bylaws permit a stockholder, or a group of up to 20 stockholders, that has owned at least three percent of our outstanding Common Stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Each stockholder, or group of stockholders, may nominate candidates for director, up to a limit of the greater of two or 20 percent of the number of directors on the Board. Any nominee must meet the qualification standards listed in our bylaws. The procedures for nominating a candidate pursuant to our proxy access provisions are described in this proxy statement under the caption “Miscellaneous—Stockholder Communications, Nominations, and Proposals.”

EVALUATION OF DIRECTOR CANDIDATES

Our Corporate Governance Guidelines state that the Nominating/Governance and Public Policy Committee is responsible for reviewing the composition of the Board as well as the qualifications of the individual members of the Board and its various committees. This review includes consideration of the Board members’ independence, character, judgment, integrity, diversity, age, skills (including financial literacy) and experience in the context of the overall needs of the Board. Thus, the Committee’s assessments include consideration of:

•	applicable independence standards;
•	skills and experience necessary for service on the Board’s committees; and
•	skills and expertise to serve the needs of the Board as a whole.

2019 PROXY STATEMENT	5

INFORMATION REGARDING THE BOARD OF DIRECTORS

Each candidate must meet certain minimum qualifications, including:

•	strong ethical principles and integrity;
•	independence of thought and judgment;
•	the ability to dedicate sufficient time, energy, and attention to the performance of duties, taking into consideration the candidate’s service on other public company boards; and
•

skills and expertise complementary to those of the existing Board members; in this regard, the Board will consider its need for operational, managerial, financial, governmental affairs, technology, human resources, or other expertise.

The Committee also considers:

•	diversity concepts such as race, gender, national origin, age, and geography;
•	the ability of a prospective candidate to work with the interpersonal dynamics of the Board and contribute to the Board’s collaborative culture.

Based on this initial evaluation, the Committee will determine whether to interview a proposed candidate and, if warranted, will recommend that one or more of its members, other members of the Board, and/or senior officers, as appropriate, interview the candidate. Following this process, the Committee ultimately determines its list of nominees and recommends the list to the full Board for consideration and approval.

Diversity. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. For this year’s election, the Board has nominated 10 individuals who bring valuable diversity to the Board in terms of gender, ethnicity, industries represented, experience, age, and tenure. The nominees range in age from 52 to 72. Four of this year’s nominees represent diversity of ethnicity or gender. Three of the nominees have served on the Board for five years or less.

Refreshment. We do not set term limits for our directors. As stated in Article I of our Corporate Governance Guidelines, the Board believes that directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of Valero based on their experience with and understanding of Valero’s history, policy, and objectives. As an alternative to term limits, the Board believes that its evaluation and nomination processes serve as an appropriate check on each Board member’s continued effectiveness.

Retirement Policy. Our directors are subject to a retirement policy (set forth in Article I of our Corporate Governance Guidelines). Under that policy, a director may serve on our Board until he or she reaches the age of 75. A director who turns 75 may serve the remainder of his or her term of office, which shall be deemed to end at the next annual meeting of stockholders at which directors are elected.

Board Evaluation Process

Our Corporate Governance Guidelines and the charters of each of the Board’s committees require the Board and the committees to conduct an annual performance evaluation. The Nominating/Governance and Public Policy Committee oversees the Board and committee self-evaluation process.

At the end of each year, the directors complete detailed surveys designed to evaluate the performance of the Board and each of its standing committees. The surveys seek feedback on, among other things, Board and committee composition, the frequency and content of Board and committee meetings, the quality of management’s presentations to the Board and the committees, the adequacy of the committees’ charters, and the performance of the Board and the committees in light of the responsibilities of each as established in the Corporate Governance Guidelines and the committees’ charters. Summary reports of the evaluation results are compiled and provided to each director. The summary reports are discussed at Board and/or committee meetings in executive session, led by the Chair of the Nominating/Governance and Public Policy Committee, the Lead Director, and/or the Chairman of the Board, all of whom ensure that the Board or senior management, as appropriate, follow up on any identified areas for improvement.

In addition to the annual self-evaluation process, the Chair of the Nominating/Governance and Public Policy Committee, the Lead Director, and/or the Chairman of the Board will meet from time to time with each director individually, either in-person or via teleconference, in order to obtain feedback on the performance of the Board, a committee, or an individual director. The Board believes that all of these evaluation tools provide effective measures and forums for discussing the Board’s effectiveness and potential areas for improvement.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

Leadership Structure of the Board

Our bylaws state that the Chairman of the Board has the power to preside at all meetings of the Board. Joseph W. Gorder, our Chief Executive Officer, serves as the Chairman of the Board. Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in current circumstances, Valero’s Corporate Governance Guidelines do not establish this approach as a policy, and in fact, the Chairman and Chief Executive Officer roles were separate from 2005–2007 and from May–December 2014.

The Chief Executive Officer is appointed by the Board to manage Valero’s daily affairs and operations. We believe that Mr. Gorder’s extensive industry experience and direct involvement in Valero’s operations make him best suited to serve as Chairman in order to:

•	lead the Board in productive, strategic planning;
•	determine necessary and appropriate agenda items for meetings of the Board with input from the Lead Director and independent Board committee Chairs; and
•	determine and manage the amount of time and information devoted to discussion of agenda items and other matters that may come before the Board.

Oversight by Independent Directors. Our Board structure includes strong oversight by independent directors. Mr. Gorder is the only member from our management (past or present) who serves on the Board; all of our other directors are independent. Each of the Board’s committees is chaired by an independent director, all committee members are independent, and our Board has named an independent Lead Director whose duties are described in the following section.

Lead Director and Meetings of Non-Management Directors

Our independent directors appoint a Lead Director whose responsibilities include leading the meetings of our non-management directors outside the presence of management. Following the recommendation of the Nominating/Governance and Public Policy Committee, the Board’s independent directors selected Robert A. Profusek to serve as Lead Director during 2019. He also served as Lead Director in 2018. Our Board regularly meets in executive session outside the presence of management, generally at each Board and committee meeting.

The Lead Director, working with the committee Chairs, sets agendas and leads the discussion of regular meetings of the Board outside the presence of management, provides feedback regarding these meetings to the Chairman, and otherwise serves as liaison between the independent directors and the Chairman. The Lead Director regularly communicates with the Chairman between meetings of the Board to discuss policy issues, strategies, governance, and other matters that arise throughout the year. The Chairs of the Board’s committees also communicate regularly with the Lead Director to discuss policy issues facing Valero and the Board and to recommend agenda items for consideration at future Board meetings. The Board believes that this approach appropriately and effectively complements Valero’s combined Chief Executive Officer/Chairman structure.

Our Corporate Governance Guidelines enumerate the duties and responsibilities of the Lead Director, which include:

(a)	serving as a liaison between the Chairman and the independent directors,
(b)	consulting with the Chairman on agendas for board meetings,
(c)	reviewing and approving information sent to the Board as and when appropriate,
(d)	the authority to call meetings of the independent directors,
(e)	setting agendas and leading the discussion of regular executive session meetings of the Board outside the presence of management and providing feedback regarding these meetings to the Chairman, and
(f)	receiving, reviewing, and acting upon communications from stockholders or other interested parties when those interests should be addressed by a person independent of management.

2019 PROXY STATEMENT	7

INFORMATION REGARDING THE BOARD OF DIRECTORS

Risk Oversight

The Board considers oversight of Valero’s risk management to be a responsibility of the full Board. The Board’s role in risk oversight includes receiving regular reports from its committees and from members of senior management on areas of material risk to Valero, or to the success of a particular project or endeavor under consideration, including operational, financial, legal, regulatory, strategic, political, reputational, environmental, cybersecurity, and climate-related risks. For example, in 2018 the Board completed a review with management of Valero’s policies and procedures concerning issues of workplace diversity, sexual harassment and discrimination, and ensuring a safe workplace.

The full Board (or appropriate Board committee) regularly receives reports from management to enable the Board (or committee) to assess Valero’s risk identification, risk management, and risk mitigation strategies. When a report is vetted at the committee level, the Chair of that committee thereafter reports on the matter to the full Board. This enables to the Board and its committees to coordinate the Board’s risk oversight role. The Board also believes that risk management is an integral part of Valero’s annual strategic planning process, which addresses, among other things, the risks and opportunities facing Valero in the long term.

One of the Audit Committee’s responsibilities is to discuss with management Valero’s major financial risk exposures and the steps Valero has taken to monitor and control those exposures, including our risk assessment and risk management policies. The Audit Committee also has oversight responsibility regarding management’s annual assessment of, and report on, Valero’s internal control over financial reporting. In addition, Valero’s Chief Information Officer reports regularly to the Audit Committee regarding Valero’s initiatives and strategies respecting cybersecurity and information technology risks.

Our Nominating/Governance and Public Policy Committee reviews our policies and performance in areas of employee and contractor safety, environmental compliance, governmental affairs, reputation management, climate-related risks and opportunities, contributions, and policy matters generally. Valero’s EVP & General Counsel and EVP & COO attend all meetings of the Committee. In addition, members from senior management report, at least annually, to the Committee regarding Valero’s safety and environmental risks, strategies, and assessments. The Committee also assists the Board in oversight of Valero’s disclosure of climate-related risks and opportunities (as described further in “Climate Change Disclosure” below).

Our Compensation Committee assesses the risk of our compensation programs. Our compensation consultant regularly attends meetings of the Committee to provide updates on compensation related risks and trends. See also, “Risk Assessment of Compensation Programs” elsewhere in this proxy statement.

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   STOCKHOLDER ENGAGEMENT

Engagement Process

Ongoing engagement with our stockholders is important to us. We communicate with our stockholders through a variety of means, including direct interface, investor presentations, our website, and publications we issue. As part of our engagement program, our senior management team reaches out to our stockholders for dialogue concerning their priorities – which may include our strategy, company culture, environmental initiatives, financial performance, capital allocation, executive compensation, and/or corporate governance. We value our stockholders’ views and their input is important. Our Investor Relations team is dedicated to leading our engagement efforts and collaborating with Valero’s management teams and subject matter experts (SMEs) in order to provide appropriate resources for engagement with our stockholders.

Our engagements with stockholders have been constructive and have provided management and the Board with insights on issues and initiatives that are important to our stockholders and other stakeholders. We initiate formal outreach efforts in the months prior to our annual meeting of stockholders. Through that process, we contact stockholders and invite them to engage in discussions with our management team and SMEs on a variety of topics, including the stockholders’ priorities and interests, our proxy statement disclosures, stockholder proposals, and corporate governance matters. Following our annual meeting, our engagement efforts continue so that we may follow up on matters brought to our attention and/or discuss new issues of interest. Procedures for communicating with us are stated in “Stockholder Communications, Nominations, and Proposals” elsewhere in this proxy statement.

The following graphic depicts the ongoing elements of our engagement process.

As part of our engagement process in 2018, we contacted our 25 largest stockholders—representing over 45% of our outstanding common shares—offering to discuss our proxy statement disclosures and proposals as well as a wide range of matters of interest to our stockholders (e.g., climate-related risks and opportunities). We also respond routinely to individual stockholders and other stakeholders who inquire about our business.

Input from our stockholders helps us formulate an appropriate action plan for addressing certain issues. The publication of our climate report (“Climate-Related Risks and Opportunities”) in 2018 was strongly influenced by our previous engagements with stockholders and stakeholders. Also, in 2018, after receiving input from our stockholders, the Nominating/Governance and Public Policy Committee amended its charter specifically to address oversight of climate-related risks and opportunities.

2019 PROXY STATEMENT	9

    CLIMATE CHANGE DISCLOSURE

In 2017 the Financial Stability Board’s Task Force on Climate-related Financial Disclosure (TCFD) issued its recommendations on reporting climate-related financial information. In September 2018, Valero published its climate report—under Board oversight led by the Nominating/Governance and Public Policy Committee—that is aligned with the main principles outlined in the recommendations of the TCFD. The report is published on our website at www.valero.com > About Valero > Corporate Responsibility > Climate-Related Risks and Opportunities.

Per the Board’s Nominating/Governance and Public Policy Committee charter, the committee reviews and discusses with management, at least annually, Valero’s strategy and performance in assessing and responding to climate-related risks and opportunities.

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    PROPOSAL NO. 1—ELECTION OF DIRECTORS

      (ITEM 1 ON THE PROXY CARD)

We do not have a classified board. Each of our directors stands for election every year at the annual meeting of stockholders. If elected at the 2019 Annual Meeting, all of the nominees listed below will serve as director for a one-year term expiring at the 2020 annual meeting of stockholders. The persons named on the proxy card intend to vote for the election of each of these nominees unless you direct otherwise on your proxy card.

The Board recommends a vote “FOR” all nominees.

Majority Voting. Under our bylaws, each director is to be elected by the vote of the majority of the votes cast at the Annual Meeting if a quorum is present. For this purpose, a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50 percent of the number of votes cast with respect to that director’s election. Votes “cast” exclude abstentions. If any nominee is unavailable as a candidate at the time of the Annual Meeting, either the number of directors constituting the full Board will be reduced to eliminate the resulting vacancy, or the persons named as proxies will use their best judgment in voting for any available nominee.

Information Concerning Nominees and Directors

Each of the following is a nominee for election as a director at the Annual Meeting. There is no family relationship among any of the executive officers or nominees for director. There is no arrangement or understanding between any director or any other person pursuant to which the director was or is to be selected a director or nominee.

Directors	Director Since	Age as of 12/31/2018

Joseph W. Gorder, Chairman of the Board, President, and Chief Executive Officer	2014	61

H. Paulett Eberhart	2016	65

Kimberly S. Greene	2016	52

Deborah P. Majoras	2012	55
Donald L. Nickles	2005	70

Philip J. Pfeiffer	2012	71

Robert A. Profusek	2005	68

Stephen M. Waters	2008	72

Randall J. Weisenburger	2011	60

Rayford Wilkins, Jr.	2011	67

2019 PROXY STATEMENT	11

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Summary of Board Skills and Attributes

Our directors have an effective mix of backgrounds, knowledge, and skills. The table below provides a summary of certain collective competencies and attributes of the Board nominees. The lack of an indicator for a particular item does not mean that the director does not possess that skill or experience. We look to each director to be knowledgeable in all of these areas. Rather, the indicator represents that the item is a core competency that the director brings to the Board.

skills and experience

CEO/LEADERSHIP EXPERIENCE contributes to the Board’s understanding of operations and strategy and demonstrates leadership ability	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

FINANCE/ACCOUNTING EXPERIENCE is valuable in evaluating Valero’s financial statements, capital structure, and financial strategy	🌑	🌑	🌑				🌑	🌑	🌑	🌑

GLOBAL EXPERIENCE provides the company with valuable business knowledge and perspective on our international operations and global commodity trade	🌑	🌑		🌑			🌑	🌑	🌑	🌑

GOVERNMENT/LEGAL REGULATORY EXPERIENCE contributes to the Board’s ability to guide Valero through government regulations, complex legal matters, and public policy issues	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

RISK MANAGEMENT EXPERIENCE contributes to the identification, assessment, and prioritization of risks facing Valero	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

attributes

DIVERSITY/GENDER represents diversity of race, ethnicity, and/or gender		🌑	🌑	🌑						🌑

INDEPENDENT represents directors who are independent under NYSE and SEC standards		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Our directors have a wide range of additional skills and experience not mentioned above, which they bring to their role as directors to Valero’s benefit, including experience in the energy industry, and the technology/cybersecurity, consumer goods, human capital, corporate governance, and nonprofit leadership areas. Our directors’ skills and experience are further described in the directors’ biographies on the following pages.

12

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nominees

Age: 61 Director Since: 2014 Chairman

JOSEPH W. GORDER

Featured experience, qualifications, and attributes:

•  Global energy business leadership at Valero Energy Corporation as Chairman of the Board (since Dec. 31, 2014), President (since 2012) and Chief Executive Officer (since May 1, 2014).

•  Refining and marketing operations experience as Valero’s President and Chief Operating Officer beginning in 2012. Prior to that, Mr. Gorder was Executive Vice President and Chief Commercial Officer (beginning in 2011), and led Valero’s European operations from its London office. Before that, he held several positions with Valero and Ultramar Diamond Shamrock Corporation (UDS) with responsibilities including marketing & supply and corporate development.

Other public company boards (current): Anadarko Petroleum Corporation (NYSE: APC)

Prior public company boards (in last five years): Valero Energy Partners LP (NYSE: VLP)

Age: 65 Director Since: 2016 Committee: Audit Independent

H. PAULETT EBERHART

Featured experience, qualifications, and attributes:

•  Business leadership as Chairman and CEO of HMS Ventures (since 2014), a privately held business involved with technology services and the acquisition and management of real estate. From 2011 through March 2014, she served as President and CEO of CDI Corp. (NYSE: CDI), a provider of engineering and information technology outsourcing and professional staffing services. She served as a consultant to CDI from April 2014 through December 2014. Ms. Eberhart also served as Chairman and CEO of HMS Ventures from January 2009 until January 2011.

•  Information technology, management, accounting, and finance expertise at Invensys Process Systems, Inc. (Invensys), a process automation company (President and CEO from 2007 to 2009), and Electronic Data Systems Corporation (EDS) (1978 to 2004), an information technology and business process outsourcing company. She was President of Americas of EDS (2003 to March 2004), and served as President of Solutions Consulting at EDS (2002 to 2003). Ms. Eberhart is a Certified Public Accountant.

•  Public company governance expertise through her service as Lead Director for another public company.

Other public company boards (current): Anadarko Petroleum Corporation (NYSE: APC), LPL Financial Holdings Inc. (NASDAQ: LPLA)

Prior public company boards (in last five years): CDI Corp. (NYSE: CDI), Cameron International Corporation (NYSE: CAM), Ciber, Inc. (NYSE: CBR), Advanced Micro Devices, Inc. (NASDAQ: AMD).

2019 PROXY STATEMENT	13

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Age: 52 Director Since: 2016 Committee: Nom/Gov Independent

KIMBERLY S. GREENE

Featured experience, qualifications, and attributes:

•  Energy business leadership at Southern Company Gas as Chief Executive Officer and President (since June 2018). She served as Executive Vice President and Chief Operating Officer of the Southern Company (NYSE: SO) from 2014 to May 2018. Prior to that, she was President and CEO of Southern Company Services, Inc. Ms. Greene began her career at Southern Company in 1991 and held positions of increasing responsibility in the areas of engineering, strategy, finance, and wholesale marketing, including Senior Vice President and Treasurer of Southern Company Services, Inc. from 2004 to 2007. She rejoined Southern Company in 2013.

•  Finance expertise and regulatory business management experience as Executive Vice President and Chief Generation Officer of Tennessee Valley Authority (TVA). While at TVA (2007 to 2013), she served as Chief Financial Officer, Executive Vice President of financial services and Chief Risk Officer, as well as Group President for strategy and external relations.

•  Organizational leadership experience through service with the American Gas Association, Metro Atlanta Chamber of Commerce, College of Engineering Board of Advisors for the Univ. of Tennessee, Alliance Theatre Atlanta.

Other public company boards (current): none

Prior public company boards (in last five years): none

Age: 55 Director Since: 2012 Committee: Nom/Gov (Chair) Independent

DEBORAH P. MAJORAS

Featured experience, qualifications, and attributes:

•  Public company leadership and governance experience as Chief Legal Officer and Secretary of The Procter & Gamble Company (P&G) (NYSE: PG) since 2010. She joined P&G in 2008 as Senior Vice President and General Counsel.

•  Government, regulatory, and legal experience as Chair of the U.S. Federal Trade Commission from 2004 until 2008. From 2001 to 2004, Ms. Majoras was Deputy Assistant Attorney General in the U.S. Department of Justice, Antitrust Division. Ms. Majoras joined the law firm of Jones Day in 1991, and became a partner in 1999.

•  Organizational leadership experience through service on the boards of The Christ Hospital Health Network, Legal Aid Society of Greater Cincinnati, Westminster College, Leadership Council on Legal Diversity, United States Golf Association.

Other public company boards (current): none

Prior public company boards (in last five years): none

14

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Age: 70 Director Since: 2005 Committee: Nom/Gov Independent

DONALD L. NICKLES

Featured experience, qualifications, and attributes:

•  Government affairs leadership and experience as U.S. Senator from Oklahoma for 24 years (retired 2005). He also served in the Oklahoma State Senate for two years. During his tenure as U.S. Senator, he was Assistant Republican Leader for six years, Chairman of the Republican Senatorial Committee, and Chairman of the Republican Policy Committee. He served as Chairman of the Budget Committee and as a member of the Finance and Energy and Natural Resources Committees.

•  Business leadership as current Chairman and Chief Executive Officer of The Nickles Group, a Washington-based consulting and business venture firm formed in 2005.

•  Organizational leadership experience through service on the Oklahoma Medical Research Foundation Advisory Board.

Other public company boards (current): Board of Trustees of Washington Mutual Investors Fund

(AWSHX)

Prior public company boards (in last five years): none

Age: 71 Director Since: 2012 Committee: Compensation Independent

PHILIP J. PFEIFFER

Featured experience, qualifications, and attributes:

•  Business leadership, legal and human capital expertise in the San Antonio office of Norton Rose Fulbright LLP, where he was Partner-in-Charge for 25 years and led the office’s labor and employment practice (he presently serves Of Counsel). Through his 47 years with the firm, Mr. Pfeiffer assisted employers in traditional management–union matters, complex civil rights matters, employment discrimination cases, affirmative action compliance, employment torts, alternative dispute resolution, employment contracts, and ERISA litigation.

•  Organizational leadership through board service and affiliations with Southwest Research Institute, United Way of San Antonio and Bexar County, San Antonio Medical Foundation, The Children’s Hospital of San Antonio Foundation, Alamo Area Council of Boy Scouts, and the UT Health San Antonio MD Anderson Cancer Center.

Other public company boards (current): none

Prior public company boards (in last five years): none

2019 PROXY STATEMENT	15

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Age: 68 Director Since: 2005 Lead Director Committee: Compensation Independent

ROBERT A. PROFUSEK

Featured experience, qualifications, and attributes:

•  Business leadership and capital markets expertise as a partner of the Jones Day law firm where Mr. Profusek chairs the firm’s global mergers and acquisitions practice. His law practice focuses on mergers, acquisitions, takeovers, restructurings, and corporate governance matters.

•  Public company governance experience and expertise through service as Valero’s Lead Director and the Lead Director of two other public companies. He is a frequent speaker regarding corporate takeovers and corporate governance, has authored or co-authored numerous articles, has testified before Congress and the SEC about takeover and compensation-related matters, and is a frequent guest commentator on CNBC, CNN, and Bloomberg TV.

Other public company boards (current): Kodiak Sciences Inc. (NASDAQ: KOD), CTS Corporation

(NYSE: CTS)

Prior public company boards (in last five years): none

Age: 72 Director Since: 2008 Committee: Audit Independent

STEPHEN M. WATERS

Featured experience, qualifications, and attributes:

•  Financial business leadership as the managing partner of Compass Partners Capital since 2018, the managing partner of Compass Partners Advisers LLP and its predecessor partnerships (since 1996) and Chief Executive of Compass Partners European Equity Fund from 2005 to 2013.

•  Finance and global experience from his service in several capacities at Morgan Stanley, including Co-Head of the Mergers and Acquisitions department from 1990 to 1992, Co-Chief Executive Officer of Morgan Stanley Europe from 1992 to 1996, and as a member of its worldwide Firm Operating Committee from 1992 to 1996. From 1974 to 1988, he was with Lehman Brothers, co-founding the Mergers and Acquisitions department in 1977, becoming a partner in 1980, and serving as Co-Head of the Mergers and Acquisitions department from 1985 to 1988.

Other public company boards (current): Boston Private Financial Holdings, Inc. (NASDAQ: BPFH)

Prior public company boards (in last five years): none

16

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Age: 60 Director Since: 2011 Committee: Audit (Chair) Independent

RANDALL J. WEISENBURGER

Featured experience, qualifications, and attributes:

•  Global business leadership and capital markets and finance expertise as the managing member of Mile 26 Capital, LLC, a hedge fund based in Greenwich, Connecticut (since 2014), and service as Executive Vice President and Chief Financial Officer of Omnicom Group Inc. (NYSE: OMC) from 1998 through 2014. Prior to joining Omnicom, he was a founding member of Wasserstein Perella and a former member of First Boston Corporation. At Wasserstein Perella, Mr. Weisenburger specialized in private equity investing and leveraged acquisitions, and in 1993, he became President and CEO of the firm’s private equity subsidiary.

•  Organizational leadership through service on the board of directors of Acosta Sales and Marketing, Corsair Components, Inc.; and the Board of Overseers of Wharton School of Business at the University of Pennsylvania.

Other public company boards (current): Carnival Corporation and Carnival plc (NYSE: CCL)

Prior public company boards (in last five years): none

Age: 67 Director Since: 2011 Committee: Compensation (Chair) Independent

RAYFORD WILKINS, JR.

Featured experience, qualifications, and attributes:

•  Global business leadership and technology and finance expertise as CEO of Diversified Businesses of AT&T Inc. (NYSE: T), where he was responsible for international investments, AT&T Interactive, AT&T Advertising Solutions, customer information services, and the consumer wireless initiative in India. He retired from AT&T at the end of March 2012. Mr. Wilkins held several other leadership positions at AT&T and its predecessor companies, including Group President and CEO of SBC Enterprise Business Services and President and CEO of SBC Pacific Bell.

•  Organizational leadership through service on the Advisory Council of the McCombs School of Business at the University of Texas at Austin.

Other public company boards (current): Morgan Stanley (NYSE: MS), Caterpillar Inc. (NYSE: CAT)

Prior public company boards (in last five years): none

For information regarding the nominees’ Common Stock holdings, compensation, and other arrangements, see “Information Regarding the Board of Directors,” “Beneficial Ownership of Valero Securities,” “Compensation Discussion and Analysis,” and “Compensation of Directors” elsewhere in this proxy statement.

2019 PROXY STATEMENT	17

    IDENTIFICATION OF EXECUTIVE OFFICERS

The following table lists Valero’s executive officers (for purposes of Rule 3b-7 under the Securities Exchange Act of 1934) as of December 31, 2018. As used in this proxy statement, our “named executive officers” are the persons listed in the Summary Compensation Table; our “named executive officers” include Mr. Ciskowski, who retired in May 2018, in compliance with Rule 402(a)(3)(ii) under Regulation S-K. There is no arrangement or understanding between any executive officer listed below or any other person under which the executive officer was or is to be selected as an officer.

	Officer Since	Age as of 12/31/2018
Joseph W. Gorder, President and Chief Executive Officer	2003	61
Jay D. Browning, Executive Vice President and General Counsel	1997	60
R. Lane Riggs, Executive Vice President and Chief Operating Officer	2011	53
Donna M. Titzman, Executive Vice President and Chief Financial Officer	2001	55
Gary K. Simmons, Senior Vice President–Supply, International Operations and Systems Optimization	2011	54

Mr. Gorder. Mr. Gorder’s biographical information is stated above under the captions “Information Concerning Nominees and Directors” and “Nominees.”

Mr. Browning served as Executive Vice President and General Counsel from May 1, 2014 until his retirement on January 1, 2019. He served as Senior Vice President and General Counsel from 2012 to 2014. He previously served as Senior Vice President–Corporate Law and Secretary from 2006 to 2012. Mr. Browning was elected Vice President of Valero in 2002, and was first elected as Secretary in 1997.

Mr. Riggs was elected Executive Vice President and Chief Operating Officer effective January 1, 2018. Prior to that, he served as Executive Vice President–Refining Operations and Engineering since 2014, and Senior Vice President–Refining Operations since 2011. His previous positions included Senior Vice President–Crude, Feedstock Supply & Trading and Vice President–Refinery Planning & Economics for Valero’s refining division. Mr. Riggs also served on the board of directors of Valero Energy Partners GP LLC (the general partner of Valero Energy Partners LP (NYSE: VLP, no longer public)).

Ms. Titzman has served as Executive Vice President and Chief Financial Officer since May 3, 2018. From 2013 to May 2018, she served as Senior Vice President and Treasurer having responsibility for banking, cash management, customer credit, investment management, and risk management. She has also served as Chief Financial Officer and director of Valero Energy Partners GP LLC (the general partner of Valero Energy Partners LP (NYSE: VLP, no longer public)) since 2013. She joined Valero in 1986 and held various leadership positions before being elected Valero’s Treasurer in 1998, and Vice President and Treasurer in 2001. Ms. Titzman is a Certified Public Accountant.

Mr. Simmons was elected Senior Vice President–Supply, International Operations and Systems Optimization effective May 1, 2014. He previously served as Vice President–Crude and Feedstock Supply and Trading from 2012 to 2014, and Vice President–Supply Chain Optimization from 2011 to 2012. Mr. Simmons joined Valero in 1987 as a process engineer and has since held many leadership positions including Vice President and General Manager of Valero’s Ardmore and St. Charles refineries.

Michael S. Ciskowski served as Executive Vice President and Chief Financial Officer of Valero from August 2003 until his retirement effective May 3, 2018. Before that, he served as Executive Vice President–Corporate Development since April 2003, and Senior Vice President in charge of business and corporate development since 2001.

Jason W. Fraser (age 50) was elected Executive Vice President and General Counsel effective January 1, 2019 (succeeding Mr. Browning). From May 2018 to January 1, 2019, Mr. Fraser served as Senior Vice President of Valero overseeing Valero’s Public Policy & Strategic Planning, Governmental Affairs, Investor Relations, and External Communications functions. From November 2016 to May 2018, he served as Vice President-Public Policy & Strategic Planning of Valero. From May 2015 to November 2016, Mr. Fraser served in London as Valero’s Vice President-Europe, overseeing Valero’s European commercial businesses. Prior to his service in London, he served in Valero’s San Antonio headquarters as Senior Vice President & Deputy General Counsel of Valero Services, Inc. from 2013 to 2015. Prior to that, he held various roles including Senior Vice President-Specialty Products of Valero Marketing and Supply Company, and as a member of Valero’s integration team in London tasked with integrating the European businesses acquired by Valero in 2011.

18

    BENEFICIAL OWNERSHIP OF VALERO SECURITIES

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

This table lists the beneficial ownership of our Common Stock as of February 20, 2019, by all directors and nominees, the executive officers named in the Summary Compensation Table, and the directors and executive officers of Valero as a group. No executive officer, director, or nominee for director owns any class of equity securities of Valero other than Common Stock. None of the shares listed below are pledged as security. The address for each person is One Valero Way, San Antonio, Texas 78249.

Name of Beneficial Owner	Shares Held (1)	Shares Under Options (2)	Total Shares	Percent of Class
Jay D. Browning	223,107	34,766	257,873	*
H. Paulett Eberhart	4,223	—	4,223	*
Joseph W. Gorder	467,602	161,297	628,899	*
Kimberly S. Greene	4,163	—	4,163	*
Deborah P. Majoras	19,282	—	19,282	*
Donald L. Nickles	25,767	—	25,767	*
Philip J. Pfeiffer	20,125	—	20,125	*
Robert A. Profusek	37,598	—	37,598	*
R. Lane Riggs	150,767	2,667	153,434	*
Gary K. Simmons	123,720	1,750	125,470	*
Donna M. Titzman	189,975	16,623	206,598	*
Stephen M. Waters	7,964	—	7,964	*
Randall J. Weisenburger	53,717	—	53,717	*
Rayford Wilkins, Jr.	31,409	—	31,409	*
Directors and current executive officers as a group (14 persons)	1,359,419	217,103	1,576,522	*

*	Indicates that the percentage of beneficial ownership does not exceed 1% of the class.

(1)

Includes shares allocated under the Thrift Plan and shares of restricted stock. The balance for Mr. Browning is shown as of January 1, 2019, and includes shares held by his spouse. The balance shown for Mr. Waters includes 500 shares held in a trust for which Mr. Waters is a beneficiary. The balance shown for Mr. Waters does not include 2,940 shares held in a trust for which his spouse serves as trustee (Mr. Waters disclaims beneficial ownership of those shares).

(2)

Represents shares of Common Stock that may be acquired under outstanding stock options currently exercisable and that are exercisable within 60 days from February 20, 2019. Shares subject to options may not be voted unless the options are exercised.

2019 PROXY STATEMENT	19

BENEFICIAL OWNERSHIP OF VALERO SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

This table describes each person or group of affiliated persons known to be a beneficial owner of more than five percent of our Common Stock as of December 31, 2018. The information is based on reports filed by such persons with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York NY 10055	33,855,840 (1)	8.0%
The Vanguard Group 100 Vanguard Blvd Malvern PA 19355	33,828,468 (2)	8.0%
State Street Corporation State Street Financial Center One Lincoln Street Boston MA 02111	22,372,500 (3)	5.3%

(1)

BlackRock, Inc. filed with the SEC an amended Schedule 13G on February 6, 2019, reporting that it or certain of its affiliates beneficially owned in the aggregate 33,855,840 shares, for which it had sole voting power for 28,303,026 shares and sole dispositive power for 33,855,840 shares.

(2)

The Vanguard Group filed with the SEC a Schedule 13G on February 11, 2019, reporting that it or certain of its affiliates beneficially owned in the aggregate 33,828,468 shares, for which it had sole voting power for 493,029 shares, shared voting power for 101,047 shares, sole dispositive power for 33,245,871 shares, and shared dispositive power for 582,597 shares.

(3)

State Street Corporation filed with the SEC a Schedule 13G on February 14, 2019, reporting that it or certain of its affiliates beneficially owned in the aggregate 22,372,500 shares, for which it had shared voting power for 20,262,884 shares, and shared dispositive power for 22,367,091 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and greater than 10 percent stockholders to file with the SEC certain reports of ownership and changes in ownership of our Common Stock. We believe that all Section 16(a) reports applicable to our executive officers, directors, and greater than 10 percent stockholders for 2018 were filed on time, with the exception of one Form 4 filed on behalf of our director Paulett Eberhart, which was inadvertently filed late in 2018.

20

    RISK ASSESSMENT OF COMPENSATION PROGRAMS

We believe that our incentive compensation programs effectively balance risk and reward. When assessing risk, we consider both cash compensation payable under our annual incentive bonus plan as well as long-term incentives that are awarded under our stock incentive plan. We also consider the mix of award opportunities (i.e., short- versus long-term), performance targets and metrics, the target-setting process, and the administration and governance associated with our plans. We do not believe that our compensation policies and practices are reasonably likely to have an adverse effect on Valero. Features of our compensation programs that we believe mitigate excessive risk taking include:

•	the mix between fixed and variable, annual and long-term, and cash and equity compensation, designed to encourage strategies and actions that are in Valero’s long-term best interests;
•	determination of incentive awards based on a variety of indicators of performance, thus diversifying the risk associated with a single indicator of performance;
•	incorporation of relative total stockholder return into our incentive program, calibrating pay and performance relationships to companies facing the same or similar market forces as Valero;
•	multi-year vesting periods for equity incentive awards, which encourage focus on sustained growth and earnings;
•	maximum payout ceilings under our annual bonus program and performance share awards;
•	restricted stock awards that help contain volatility of incentive awards and further align executives’ interests with long-term stockholder value creation; and
•

our compensation-related policies, including our executive compensation “clawback” policy and stock ownership guidelines (discussed under the caption “Compensation Discussion and Analysis—Compensation Related Policies”).

2019 PROXY STATEMENT	21

   COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Committee Report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of Valero’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on the foregoing review and discussions and such other matters the Compensation Committee deemed relevant and appropriate, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Rayford Wilkins, Jr., Chair

Philip J. Pfeiffer

Robert A. Profusek

Compensation Discussion and Analysis—Overview

Company Overview

Valero strives to be the premier operator within the refining industry with a focus on creating value for its stockholders while serving the needs of all stakeholders. Sustained profitability within the fuels manufacturing and marketing business, in which operating margins are primarily influenced by volatile commodity prices, requires a sound business strategy, organizational discipline, and a committed workforce.

VALERO’S STRATEGY FOR VALUE CREATION

•	Maintain manufacturing excellence through safe, reliable, environmentally responsible operations.
•	Utilize a disciplined capital allocation that delivers distinctive financial results and peer-leading returns to stockholders.
•	Grow earnings through market expansion, margin improvement and operating cost control.

22

COMPENSATION DISCUSSION AND ANALYSIS

Company Performance

While 2018 ended in a challenging environment for the refining and fuels marketing industry, Valero’s 2018 achievements and operational performance demonstrated sustained excellence in several key areas. This performance reflects Valero’s continuing commitment to being the premier operator within the industry.

OPERATIONAL AND SAFETY PERFORMANCE DRIVES PROFITABILITY

Operating safely and reliably is Valero’s highest priority and is critically important to maximizing profitability. Ongoing improvement and excellent performance in key operational and safety measures have enabled Valero to improve its earnings capabilities and realize industry-leading returns. The following charts demonstrate Valero’s multi-year improvement in performance resulting from strategic investments and a disciplined focus on operational improvement, maintenance and safety programs.

MECHANICAL AVAILABILITY Valero's 97.2% mechanical availability for 20~ 8 represents highly reliable and industry-leading operations and near record performance. Excellent performance in this metric reflects our ability to avoid unplanned downtime and successfully execute planned and unplanned refinery maintenance.

PERSONNEL SAFETY Personnel safety continues to improve and to outperform the industry average.

2019 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS

TIER 1 PROCESS SAFETY (Process Safety Event Rate, Three- Year Rolling Averages) Valero has experienced significant and continuous improvement in process safety since 2010. A Tier 1 Process Safety Event represents the loss of primary containment of a fuel, feedstock, or hazardous chemical from equipment associated with a refinery processing unit or storage tank and typically results in a safety and/or environmental incident.

Valero seeks to be the leader among its peers in stockholder returns and makes operational and capital allocation decisions in support of this objective. Through targeted share buybacks and sustainable dividend growth, Valero has prioritized the delivery of cash returns to stockholders.

ANNUAL DIVIDEND PER SHARE AND WEIGHTED AVERAGE SHARES OUTSTANDING AS PERCENTAGE RELATIVE TO 2011

*	2019 dividends per share annualized based on most recent quarterly dividend.

24

COMPENSATION DISCUSSION AND ANALYSIS

As a result of Valero’s performance and capital allocation decisions implemented under the current leadership team, Valero’s Total Stockholder Return1 (TSR) leads all companies within the XLE2 energy index constituency over the past four years.

Footnotes:

1	TSR from Dec 31, 2014, through Dec 31, 2018. TSR includes stock price appreciation and dividends paid.
2	XLE includes refining peers PSX, MPC, HFC and 27 other energy companies such as XOM, CVX, SLB, COP, EOG, OXY, and KMI.

2019 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

Company Performance Highlights—2018

Returned $3.08 billion to stockholders through dividends and share repurchases FINANCIAL " Achieved $3. 12 billion in net income ACHIEVEMENTS " Increased quarterly dividend by 14% (from $0 .70 to $0 .80 per share) " Maintained our investment-grade credit ratings " Maintained one of the lowest debt to capitalization ratios within peer group " Recorded second best-ever refinery Mechanical Availability results (97.2%) allowing us to maximize margin capture OPERATIONAL " Continued cost-savings efforts to increase our cumulative savings since initiation of the program in 2007 to $ 1.87 billion ACHIEVEMENTS " Achieved best-ever or second best-ever in four of our critical safety and environmental metrics " Completed a 16 ,500 barrel/day expansion of our Diamond Green Diesel renewable diesel plant STRATEGIC " Acquired three ethanol plants from Green Plains Renewable Energy, adding 280 million gallons per year of ethanol production capacity & OTHER ACHIEVEMENTS " Expanded our international logistics and distribution capabilities through strategic acquisitions of storage facilities in Wales and of a fuels distribution business in Peru " Recognized by Institutional Investor magazine for "Best CEO'' and "Best Investor Relations Department" in our industry for the third year in a row " Simplified corporate structure through the buy-in of Valero Energy Partners LP (VLP)-transaction closed on January 10, 2019

Alignment of Executive Pay to Company Performance

Valero’s executive pay program is designed to reward executives for superior company performance. The program design emphasizes variable incentive pay (delivered through annual and long-term incentives) such that an executive’s ultimate realizable pay is significantly dependent upon the achievement of both absolute and relative performance measures.

VALERO’S COMPENSATION PHILOSOPHY

Tightly link company performance and executive pay
Align the interests of executives and stockholders
Manage risk and adopt best practices in executive pay

Balance compensation over short- and long-term
Facilitate retention of top executive talent

26

COMPENSATION DISCUSSION AND ANALYSIS

Executive Transition

On May 3, 2018, Ms. Donna Titzman was promoted to the role of Executive Vice President and Chief Financial Officer (CFO), replacing Mr. Michael Ciskowski who retired. Unless noted otherwise, the elements and values of Valero’s 2018 executive pay program as described in this document reflect the CFO pay for Ms. Titzman.

ELEMENTS OF EXECUTIVE COMPENSATION—SUMMARY

The primary elements of our 2018 executive compensation program are summarized in the table below.

Element	Form		Key Characteristics
Base Salary	Cash	•	Takes into consideration scope and complexity of the role, peer market data, experience of the incumbent, and individual performance
		•	Aligned with competitive practices in order to support recruitment and retention of top talent
Annual Bonus Plan	Performance-Based Cash	•

Variable component of annual pay focused on achievement of short-term annual financial, operational and strategic objectives that are critical drivers for safe and reliable operations, returns to stockholders, and the disciplined use of capital

Long-term Incentive Program	Performance Shares (50%)	•	Measures relative Total Shareholder Return (TSR) against eight-company Performance Peer group across a three-year period
		•	Incentivizes stockholder returns
		•	Value delivered is driven by performance relative to relevant peers in industry
	Restricted Stock (50%)	•	Vests 1/3 per year over three years
		•	Value delivered is driven by absolute performance of company stock
		•	Aids in retention of critical talent

⬛ Fixed    ⬛ Variable

2018 TARGET PAY MIX FOR EXECUTIVES Variable pay tied to company performance represents the majority of total target pay for our executives as shown for the various executive levels below.

*	Represents the target pay mix for Ms. Titzman as EVP & CFO, who assumed the role on May 3, 2018 upon the retirement of Mr. Ciskowski.

2019 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE PAY IN SUMMARY The following charts summarize year over year changes to TargetTotal Pay1 from 2016 through 2018 for our CEO and our four other Named Executive Officers2 (shown in average). CEO Pay ($ mill) Avg of other NEOs ($ mill)

Footnotes:

(1)	Base salary plus target bonus plus target long-term incentives value.
(2)	Includes Ms. Titzman as EVP & CFO, but excludes Mr. Ciskowski who retired on May 3, 2018.

While Target Total Pay for the CEO increased slightly from 2017, the average Target Total Pay for the four other Named Executive Officers (NEOs) decreased from 2017. This decrease primarily reflects the difference in Target Total Pay between Mr. Ciskowski, Valero’s former Executive Vice President & CFO, and Ms. Titzman, his successor.

PAY FOR PERFORMANCE ALIGNMENT RELATIVE TO PEERS

The table below shows relative performance and pay versus peers over the three- and five-year periods ending 2017 (results through 2018 cannot be determined until 2018 executive pay for all comparator companies is disclosed in 2019 proxy statements). Valero’s pay results are generally aligned with TSR performance results, but realizable compensation values for Valero’s executives are at a lower percentile versus peers than Valero’s TSR performance.

Valero’s Percentile Ranking vs. Peers[1]
Timeframe	Role	Relative Performance vs. Peers	Relative Pay[2] vs. Peers
3 Years	CEO	100th percentile	55th percentile
	Top-5 Executives	100th percentile	67th percentile
5 Years	CEO	100th percentile	64th percentile
	Top-5 Executives	100th percentile	67th percentile

Footnotes:

(1)

Compensation Comparator Group of 11 peers as described in the “Benchmarking Data” section of this document. Pay comparisons are drawn against the “Top-5” group of executives at Valero and the peers, inclusive of the CEO, the CFO, and the three highest-paid other executive officers.

(2)

Represents “realizable” pay as reported in company annual proxy statements and includes: salaries; annual bonuses earned; long-term incentive awards that have vested or been exercised; the increase/decrease in long-term incentive awards that are still outstanding; and one-off payments like severance to outgoing executives and sign-on awards for incoming executives.

28

COMPENSATION DISCUSSION AND ANALYSIS

The chart below illustrates the CEO three-year relationship between relative pay and relative performance versus the peers through 2017 (referenced in the preceding table).

3-YEAR CUMULATIVE REAL COMPENSATION PERCENTILE VS. CUMULATIVE TOTAL SHAREHOLDER RETURN PERCENTILE (1 /1/15-12/31/17)

[1]	Three-year pay history reflects Mr. Gorder’s realizable pay during this period.

Compensation Discussion and Analysis—Detail

Adoption of Compensation Governance Best Practices

We use executive pay arrangements that are commonly recognized as best practices. Our executive pay program includes these leading practices.

PAY FOR PERFORMANCE

•	Incentive compensation (annual bonus and long-term incentives) represents the majority (ranging from 70 percent to 88 percent) of the targeted direct compensation of our named executive officers.
•	We target 50 percent of the long-term incentive value granted to our named executive officers to be awarded in the form of performance shares tied to relative TSR performance.

STOCKHOLDER ALIGNMENT

•	We use multiple performance metrics to motivate achievements that complement one another and that contribute to the long-term creation of stockholder value.
•	Our executive officers and directors are subject to meaningful stock ownership guidelines.
•	We engage in stockholder outreach to solicit the input of stockholders to our pay programs.

2019 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

PROGRAM DESIGN

•

Incentives are balanced between absolute performance goals (rewarding the achievement of pre-established goals) and relative measures (linking the incentives to surpassing the performance of our peers).

•	We have maximum payout ceilings on both our annual bonus opportunities and our performance shares.
•	Our executive pay programs include design features that mitigate against the risk of inappropriate behaviors.

PAY BENCHMARKING

•

Valero’s revenues and market capitalization are within a reasonable range of the median revenues and market capitalization of the peer group of companies within our industry against which we benchmark our executives’ pay, reflecting that we make pay comparisons in a size-appropriate fashion.

•	We benchmark against the median pay levels of the peer group for each of base pay, annual bonus, and long-term incentives.

AVOID PROBLEMATIC PAY PRACTICES

•	We have eliminated all change-in-control gross-ups for potential parachute excise taxes and maintain a policy against the implementation of change-in-control arrangements that contain gross-ups.
•

We have a policy stipulating that grants of performance shares contain “double trigger” terms and conditions for vesting in a change-of-control context such that performance shares will vest on a partial, pro rata basis following termination of employment (rather than vesting automatically in full upon the change of control).

•	Our long-term incentive program mandates that stock options cannot be re-priced without stockholder approval.
•

Our executive officers and directors are prohibited from pledging shares of Common Stock as collateral or security for indebtedness, and may not purchase, sell, or write calls, puts, or other options or derivative instruments that are designed to hedge or offset any decrease in the market value of our Common Stock.

•	We have a “clawback” policy requiring the return of incentive payments in certain restatement situations.

GOOD GOVERNANCE

•

Our Compensation Committee is composed entirely of directors who meet the independence requirements of the SEC and NYSE as well as pertinent tax requirements for preserving the deductibility of executive pay.

•	Our Compensation Committee retains the services of an independent executive compensation consultant that provides services directly to the Committee.
•	We conduct an annual say-on-pay vote as recommended by our stockholders.
•	We have a declassified board of directors; all of our directors stand for re-election each year.
•	Our Board has approved a limitation on the amount of equity compensation that may be paid to our non-employee directors in any year.
•

We have engaged a third-party to conduct a review of our governance documents and committee charters, and we adopted revisions thereto, to ensure compliance with regulatory requirements and alignment with best practices.

•	Our Bylaws grant proxy access to our stockholders.
•	Our Bylaws permit stockholders to call special meetings of stockholders.

Dialogue With Stockholders

Valero’s strong corporate governance principles, implemented under the guidance of the Board, are a major driving force in encouraging constructive dialogue with stockholders and other stakeholders. Valero’s senior management team reaches out to stockholders for dialogue concerning our compensation programs and other matters of concern to our stockholders. Our stockholder outreach efforts have been constructive and have provided management with insight on executive compensation issues and other matters that are important to our stockholders. We carefully consider the results of the most recent stockholder advisory vote on executive compensation (say-on-pay). As part of our dialogue with stockholders, we determine how the stockholders have voted on our say-on-pay proposals, and we discuss any issues of concern. Our engagements with stockholders have provided management with the opportunity to review our executive compensation practices and explain the principles on which they were designed. Our engagement process is more fully described in the “Stockholder Engagement” section of this proxy statement.

30

COMPENSATION DISCUSSION AND ANALYSIS

Administration of Executive Compensation Programs

Our executive compensation programs are administered by our Board’s Compensation Committee. The Committee is composed of three independent directors from our Board. They do not participate in our executive compensation programs. Policies adopted by the Committee are implemented by our compensation and benefits staff. In 2018, the Committee retained Exequity LLP as an independent compensation consultant for executive and director compensation matters. The nature and scope of the consultant’s services are described below under the caption, “Compensation Consultant Disclosures.”

BENCHMARKING DATA

The Compensation Committee uses peer group compensation data to assess benchmarks of base salary, annual incentive compensation, and long-term incentive compensation. The Committee uses the Compensation Comparator Group (further described below) to benchmark compensation for our named executive officers. This reference is sometimes referred to in this proxy statement as “compensation survey data” or “competitive survey data.”

Compensation Comparator Group

The Compensation Comparator Group comprises the following companies that engage in U.S. domestic oil and gas operations:

Andeavor[1]	Marathon Oil Corporation
BP p.l.c.	Marathon Petroleum Corporation
Chevron Corporation	Murphy Oil Corporation
Exxon Mobil Corporation	Phillips 66
Hess Corporation	Royal Dutch Shell plc
HollyFrontier Corporation

[1] Acquired by Marathon Petroleum Corporation in October 2018.

The Compensation Comparator Group is relevant to our business because we compete with the member companies for talent at every level from entry-level employees to senior executives. We believe that our pay comparisons are size-appropriate because the median revenues and market capitalization of the Compensation Comparator Group are both within a reasonable range of Valero’s revenues and market capitalization for the period covered in the pay study. Both were below Valero’s revenues and market capitalization. Our understanding of this group’s compensation programs and levels is vitally important in order to remain competitive in the market for employee talent. Given Valero’s size and complexity, our employees at all levels would be qualified candidates for similar jobs at any of the companies included in this group.

Our compensation and benefits staff, under supervision of the Compensation Committee, develops recommendations for base salary, bonuses, and other compensation arrangements using the compensation survey data with assistance from Exequity. Our use of the data is consistent with our philosophy of providing executive compensation and benefits that are competitive with companies that we compete with for executive talent. In addition, the competitive compensation survey data and analyses assist the Compensation Committee in assessing our pay levels and targets relative to companies in the Compensation Comparator Group as described under the caption “Elements of Executive Compensation—Benchmarking Competitive Pay Levels.”

Performance Peer Group

We also use a peer group for purposes of determining the relative performance of Valero’s total stockholder return (TSR). We use this relative TSR metric in our performance shares incentive program. For the 2018 performance peer group, companies were selected based on their engagement in U.S. domestic refining and marketing operations.

Our use of different peer groups for compensation and performance is based on the following. We believe that when measuring business performance, companies with a similar business model should be included. But we also recognize that comparing the performance of Valero’s generally non-integrated operations with those of upstream and integrated oil companies can result in anomalies due to the mismatch in how similar industry-specific events can impact companies with these varying business models. In addition, there are relatively few companies in our business against which clear comparisons can be drawn, rendering a peer group composition more challenging than in most industries.

2019 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

In October 2018, the Compensation Committee established a peer group for TSR measurement applicable to the 2018 awards of performance shares (which have TSR measurement periods ending in 2019, 2020, and 2021). Removed from the peer group for 2018 was Andeavor, which was acquired in 2018 by Marathon Petroleum Corporation. Valero is included in this peer group when results are calculated. In addition to Valero, the peer group for the 2018 awards is composed of the following entities.

BP p.l.c.	Marathon Petroleum Corporation
CVR Energy Inc.	PBF Energy Inc.
Delek US Holdings	Phillips 66
HollyFrontier Corporation	Royal Dutch Shell plc

PROCESS AND TIMING OF COMPENSATION DECISIONS

The Compensation Committee reviews and approves all compensation targets and payments for the named executive officers each year in conjunction with Valero’s annual strategic planning meeting (October or November). The Chief Executive Officer evaluates the performance of the other executive officers and develops individual recommendations based upon the competitive survey data. The Chief Executive Officer and the Committee may make adjustments to the recommended compensation based upon an assessment of an individual’s performance and contributions to Valero. The compensation for the Chief Executive Officer is reviewed by the Compensation Committee and recommended to the Board’s independent directors for approval. This assessment is based on the competitive survey data and other factors described in this Compensation Discussion and Analysis, and adjustments may be made based upon the independent directors’ evaluation of the Chief Executive Officer’s performance and contributions.

We evaluate the total compensation opportunity offered to each executive officer at least once annually. The Compensation Committee establishes the target levels of annual incentive and long-term incentive compensation for the current fiscal year based upon its review of competitive market data provided by Exequity. The Compensation Committee also reviews competitive market data for annual salary rates for executive officer positions for the next fiscal year and recommends new salary rates to become effective the next fiscal year. The Compensation Committee may, however, review salaries or grant long-term incentive awards at other times during the year because of new appointments or promotions. Our Compensation Committee does not time the grants of long-term incentive awards around Valero’s release of undisclosed material information.

Elements of Executive Compensation

Our executive compensation programs include the following material elements:

We chose these elements to foster the potential for both current and long-term compensation opportunities and to attract and retain executive talent. We believe that variable pay (i.e., annual incentive bonus and long-term equity-based incentives that do not become a permanent part of base salary)—when delivered through appropriate incentives—is ultimately the best way to drive total compensation among our executive officers.

We believe that a significant portion of the compensation paid to our named executive officers should be incentive-based and determined by both company and individual performance. Our executive compensation program is designed to accomplish the following long-term objectives:

•	to provide compensation payouts that are tied to the performance of internal and external metrics both on a relative and absolute basis;
•	to align executives’ pay opportunities with stockholder value creation; and
•	to attract, motivate, and retain the best executive talent in our industry.

We believe that superior performance is motivated when an executive’s earn-out of his or her full compensation opportunities is contingent on achieving performance results that exceed pre-established goals and/or outperforming our industry peers.

32

COMPENSATION DISCUSSION AND ANALYSIS

Our annual incentive program rewards are tied to:

•	Valero’s attainment of key financial performance measures;
•	Valero’s success in key operational and strategic measures;
•	safe operations;
•	environmental responsibility;
•	reliable operations; and
•	cost management.

Our long-term equity incentive awards are designed to tie executives’ financial reward opportunities with increased stockholder value creation as measured by:

•	long-term stock price performance (both absolute and relative to our peer group); and
•	payment of regular dividends.

Base salary is designed to provide a fixed level of competitive pay that reflects the executive officer’s primary duties and responsibilities, and to provide a base upon which incentive opportunities and benefit levels are established.

The long-term incentive awards in our compensation program include performance shares and restricted stock. We believe that incentives that drive stockholder value should also drive executive officer pay. We note that performance shares, when issued, do not assure a payout to the executive officer unless and until stockholder value is created through both company performance and TSR relative to our peers. We also believe that executive officers should hold an equity stake in the company to further motivate the creation of stockholder value, which is why we include awards of restricted stock in our long-term incentive program coupled with stock ownership guidelines.

BENCHMARKING COMPETITIVE PAY LEVELS

Our Compensation Committee benchmarks base salaries for our named executive officers against the 50th percentile (median) of competitive survey data and may make decisions to pay above or below this target based on individual circumstances (e.g., performance of the executive, internal parity, and management succession planning).

We also benchmark annual bonus, long-term incentive targets (expressed as a percentage of base salary), and total targeted pay for each executive position by reference to the 50th percentile (median) benchmark of the Compensation Comparator Group, and may make decisions to award above or below these targets based on individual circumstances (e.g., performance of the executive, internal parity, and management succession planning). Preserving flexibility to award incentive opportunities above or below the median peer levels helps tailor the incentives to the executive and the role, resulting in a more customized match of competitive pay opportunities and pay-for-performance design attributes.

In addition to benchmarking competitive pay levels to establish compensation levels and targets, we also consider the relative importance of a particular management position in comparison to other management positions in the organization. In this regard, when setting the level and targets for compensation for a particular position, we evaluate that position’s scope and nature of responsibilities, size of business unit, complexity of duties and responsibilities, as well as that position’s relationship to managerial authorities throughout the management ranks of Valero.

RELATIVE SIZE OF MAJOR COMPENSATION ELEMENTS

An executive officer’s total direct compensation is structured so that realizing the targeted amount is highly contingent on Valero’s performance due to the executive’s level of at-risk pay. We use the term “total direct compensation” to refer to the sum of an executive’s base salary, targeted incentive bonus, and the target values of long-term incentive awards.

2019 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

The following graphics summarize the relative target pay mix of base salary and incentive compensation for 2018 for our named executive officers.

*	Represents the target pay mix for Ms. Titzman as EVP & CFO, who assumed the role on May 3, 2018 upon the retirement of Mr. Ciskowski.

When setting executive compensation, the Compensation Committee considers the amount and form of compensation payable to an executive officer. The Committee seeks to achieve an appropriate balance between immediate cash rewards for the achievement of company and personal objectives and long-term incentives that align the interests of our officers with those of our stockholders. The size of each element is based on the assessment of competitive market practices as well as company and individual performance.

The Compensation Committee analyzes total direct compensation from a market competitive perspective, and then evaluates each component relative to its market reference. The Committee believes that making a significant portion of an executive officer’s incentive compensation contingent on long-term stock price performance more closely aligns the executive officer’s interests with those of our stockholders.

Because we place a large amount of total direct compensation at risk in the form of variable pay (annual bonus and long-term incentives), the Committee generally does not adjust current compensation based upon realized gains or losses from prior incentive awards or current stock holdings. For example, we normally will not change the size of a target long-term incentive grant in a particular year solely because of Valero’s stock price performance during the immediately preceding years. The Compensation Committee recognizes that the refining and marketing industry is volatile and strives to maintain a measure of predictability consistent with a substantial reliance on variable compensation structures in furtherance of a fundamental pay-for-performance philosophy.

INDIVIDUAL PERFORMANCE AND PERSONAL OBJECTIVES

The Compensation Committee evaluates the individual performance of, and performance objectives for, our named executive officers. Performance and compensation for our Chief Executive Officer are reviewed and approved by the Board’s independent directors with recommendations from the Compensation Committee. For officers other than the Chief Executive Officer, individual performance and compensation are evaluated by the Compensation Committee with recommendations from our Chief Executive Officer. Individual performance and objectives are specific to each officer position.

Criteria used to measure an individual’s performance may include assessment of objective criteria (e.g., execution of projects within budget parameters, improving an operating unit’s profitability, or timely completing an acquisition or divestiture) as well as qualitative factors such as the executive’s ability to lead, ability to communicate, and successful adherence to Valero’s stated values (i.e., commitment to safety, commitment to the environment, commitment to our communities, commitment to our employees, and commitment to our stakeholders). There are no specific weights assigned to these various elements of performance.

34

COMPENSATION DISCUSSION AND ANALYSIS

BASE SALARIES

Base salaries for our named executive officers are approved by the Compensation Committee after taking into consideration median practices for comparable roles among the peer companies. The Compensation Committee also considers the recommendations of the Chief Executive Officer for officers other than the Chief Executive Officer. The base salary and all other compensation of the Chief Executive Officer are reviewed and approved by the independent directors of the Board.

Base salaries are reviewed annually and may be adjusted to reflect promotions, the assignment of additional responsibilities, individual performance, or the performance of Valero. Salaries are also periodically adjusted to remain competitive with companies within the compensation survey data. An executive’s compensation typically increases in relation to his or her responsibilities within Valero.

ANNUAL INCENTIVE BONUS

We believe that the achievement of short-term financial and operational performance objectives is critical to creating long-term stockholder value. The annual incentive bonus is designed to incentivize executives to achieve industry-leading results as reflected through business-critical financial, operational, and strategic performance measures. We continue as the premier operator in the refining industry through disciplined execution of our strategic plan and daily focus on operational excellence by our employees and management team. The annual incentive bonus design guides and incentivizes this daily focus with particular emphasis on ensuring safety and protection of our employees, contractors and communities. Our additional focus on operating our plants reliably at the lowest cost allows us to maximize profitability in all margin environments.

The Compensation Committee considers the following to determine bonuses for each officer:

•	the position of the named executive officer, which is used to determine a targeted percentage of base salary that may be awarded as incentive bonus;
•

pre-established performance objectives that include a quantitative financial performance goal (Financial Performance Goal), operational performance goals (Operational Performance Goals), and qualitative goals and objectives including the effective use of capital (Strategic Company Performance Goals) for the completed fiscal year; and

•	a qualitative evaluation of the individual’s performance.

Thus, the amount of the bonus ultimately paid to a named executive officer takes into consideration the Compensation Committee’s assessment of Valero’s and each executive’s performance in relation to the pre-established performance goals more fully described below.

Financial Performance Goal

The Financial Performance Goal considered for our annual incentive bonus targets is EPS, adjusted for special items and impairments that are non-recurring and/or not indicative of our core performance (i.e., adjusted earnings per common share – assuming dilution). The Compensation Committee establishes minimum, target, and maximum levels for EPS in the first quarter of the performance year. We believe that this measure appropriately reflects our business planning process and corporate philosophy regarding financial performance measurement. Valero’s performance in 2018 was $7.37 per share (versus a target of $4.96 per share). See Annex A for the list of items that were excluded from earnings per common share – assuming dilution to determine adjusted earnings per common share – assuming dilution.

Operational Performance Goals

The Operational Performance Goals considered for our annual incentive bonuses, as established and approved by the Compensation Committee in the first quarter of the performance year, are measured against:

•	Valero’s achievements in the areas of health, safety, and environmental;
•	Valero’s achievements in improving refining competitiveness through improved mechanical availability; and
•	Valero’s achievements in cost management.

We believe that these measures appropriately reflect key business objectives of Valero. After completion of the fiscal year, each of the Operational Performance Goals is measured against Valero’s actual performance in these areas and the minimum, target, and maximum levels established by the Compensation Committee. Valero’s performance score for 2018 for this category was 86.44 percent (versus a target score of 40.00 percent). For additional details on Valero’s 2018 performance versus targeted amounts for our Operational Performance Goals, see the “Annual Incentive Bonus Performance Goals” table that follows in this section.

2019 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Company Performance Goals

Valero’s Strategic Company Performance Goals were established in the first quarter of the 2018 performance year by the Chief Executive Officer and approved by the Compensation Committee. Included in these goals for 2018 was a qualitative capital-based performance measure assessed by the Compensation Committee through return on capital employed and a qualitative assessment by the Compensation Committee of cost control initiatives. After completion of the fiscal year, the Strategic Company Performance Goals were evaluated as a whole. Significant achievements in this area for 2018 included: (i) the creation of long-term stockholder value and the return of cash to stockholders through a quarterly cash dividend increase from $0.70 per share to $0.80 per share and $1.7 billion of common stock repurchases; (ii) the return of 54% of adjusted net cash provided by operating activities to stockholders through dividends and stock buybacks, exceeding management’s payout goal; (iii) the successful expansion of our ethanol business through the acquisition of three ethanol plants; (iv) the global expansion of fuel distribution capabilities in Latin America and Europe; (v) the successful execution of Valero’s capital expenditures plan which totaled $2.7 billion for 2018; and (vi) identified cost savings and expense management totaling $168 million. Valero’s performance score for 2018 for this category was 20.00 percent (versus a target score of 20.00 percent).

36

COMPENSATION DISCUSSION AND ANALYSIS

Valero’s Achievement of Performance Goals for 2018

The following table details the performance targets and final results of Valero’s achievements in 2018 for each of the sub-components of the bonus program’s Financial Performance Goal, Operational Performance Goals, and Strategic Goals.

Annual Incentive Bonus Performance Goals & Achievement
	Component	Weighting	Minimum	Target	Maximum	Achieved in 2018	Bonus Percent Earned (1)
Financial Performance Goal

I.	EPS,adjusted ($/share)	40.00%	$1.24	$4.96	$9.92	$7.37	66.87%

Operational

II.	Health,Safety, and Environmental (2)	13.33%	0.00%	112.50%	225.00%	219.76%	29.30%

III.	MechanicalAvailability (3)	13.33%	95.6	96.2	97.6	97.2	27.14%

IV.	RefiningCash Operating Expense Management (4) ($/EDC)	13.34%	$145	$120	$111	$110	30.00%

	subtotal	40.00%				subtotal	86.44%

Strategic

V.	CompanyGoals and Objectives (4)	20.00%					20.00%

Total		100.00%					173.31%

Footnotes:

(1)	Represents performance achieved in 2018 and component percent weighting.

(2)

Consists of 14 separately weighted health, safety, and environmental metrics across Valero’s three operations business units with an aggregated performance score opportunity ranging from 0% to 225%. Performance “achieved” was at 97.7% of maximum.

(3)	Using the Mechanical Availability scoring from the industry-standard Solomon Associates survey in which “Target” represents median performance.

(4)

Using the Cash Operating Expense per EDC (Equivalent Distillation Capacity) metric as reported in the industry-standard Solomon Associates survey in which “Target” represents median performance (lower is better).

(5)

As established by the Compensation Committee in consultation with the CEO, and includes a qualitative assessment of progress against strategic objectives, use of capital and cost control initiatives. Performance “achieved” was at maximum.

The final 2018 bonus amounts paid to our named executive officers were determined as a function of: (i) Valero’s performance as measured against the financial, operational, and strategic performance goals, and (ii) the Committee’s assessment of the named executive officers’ individual performance in 2018.

The following table summarizes the 2018 bonus amounts paid to our named executive officers:

	Gorder	Titzman	Riggs	Browning	Simmons
Base Salary (1)	$1,660,000	$641,667	$800,000	$650,000	$625,000
Bonus Target Percentage (2)(8)	160%	65%/80%	80%	80%	65%
Bonus Target Amount (3)(8)	$2,656,000	$484,583	$640,000	$520,000	$406,250
Bonus Percentage Achieved (4)	173.31%	173.31%	173.31%	173.31%	173.31%
Earned Target Incentive Bonus (5)	$4,603,114	$839,831	$1,109,184	$901,212	$704,072
Bonus Amount Paid (6)(7)	$4,625,000	$840,000	$1,110,000	$900,000	$705,000

Footnotes:

(1)	Base salary is the officer’s base salary for 2018.

(2)	Bonus target as a percentage of base salary. See footnote 8 for an explanation of the percentages applicable to Ms. Titzman.

(3)	Determined by multiplying “Bonus target percentage” times “Base salary.”

2019 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

Footnotes (cont.):

(4)	Valero’s performance score for “Bonus percentage achieved” was 173.31% based on results of the Annual Incentive Bonus Performance Goals detailed in the previous table.

(5)	Determined by multiplying “Bonus target amount” times “Bonus percentage achieved.”

(6)

As disclosed in the Summary Compensation Table. The actual amount paid was determined based on: (i) Valero’s performance as measured against financial, operational, and strategic goals, and (ii) the Committee’s assessment of the named executive officers’ individual performance in 2018.

(7)	Mr. Ciskowski retired on May 3, 2018, and was not eligible to receive a bonus for 2018.

(8)

Based on her promotion to EVP and CFO effective May 3, 2018, the “Bonus target amount” for Ms. Titzman represents four months of her pre-promotion salary ($575,000) times her pre-promotion bonus target percentage of 65% PLUS eight months of her post-promotion salary ($675,000) times her post-promotion target bonus percentage of 80%.

LONG-TERM INCENTIVE AWARDS

We provide stock-based, long-term compensation to our executive officers through our stockholder-approved equity plan. The plan provides for a variety of stock and stock-based awards, including restricted stock which vests over a period (at least three years) determined by the Compensation Committee, and performance shares that vest (become non-forfeitable) contingent upon Valero’s achievement of an objective performance goal.

For 2018, the mix of long-term incentives awarded to our named executive officers was split evenly, on a share value basis, between grants of restricted stock and awards of performance shares. We believe that these awards create a powerful link between the creation of stockholder value and executive pay delivered. In addition, we believe that the balance between absolute performance alignment through restricted shares, and the relative performance objectives underscored by the relative TSR performance shares, is appropriate. In order for executives to fully realize their targeted opportunities, Valero must both perform well and beat the stock price performance of companies in the Performance Peer Group listed previously under the caption “Administration of Executive Compensation Programs—Benchmarking Data—Performance Peer Group.”

For each officer, a target amount of long-term incentives is established and is expressed as a percentage of base salary. In establishing award sizes, the Compensation Committee makes primary reference to median peer company grant levels and makes individualized determinations of award sizes based on additional factors such as: each executive’s experience and contribution to company success, internal parity, and management succession. In addition, an executive’s targeted award may be adjusted based upon the Compensation Committee’s determination of the officer’s individual performance, which (for officers other than the Chief Executive Officer) takes into consideration the recommendation of the Chief Executive Officer.

Performance Shares

For 2018, performance share targets represent 50 percent of each executive officer’s long-term incentive target on a share value basis. Performance shares are payable in shares of Common Stock on the vesting dates of the performance shares. Shares of Common Stock are earned with respect to vesting performance shares only upon Valero’s achievement of TSR objectives (measured in relation to the TSR of our peers). Shares not earned in a given performance period expire and are forfeited. Performance shares are also subject to potential forfeiture if an executive terminates his or her employment prior to vesting.

The performance shares awarded in 2018 are subject to vesting in three increments, based upon our TSR compared to our peer group during one-year, two-year, and three-year performance periods. Performance periods measure TSR based on the average closing stock prices for the final 15 trading days of December at the beginning and end of the performance periods, including dividends. At the end of each performance period, our TSR for the period is compared to the TSR of our peer group. Shares of Common Stock are awarded based on Valero’s TSR performance versus the peers’ TSR as shown in the table below.

Percentile TSR Rank (1)	% of Target Performance Shares Awarded as Common Shares
1st or 2nd Position	200%
50th Percentile	100%
Last or 2nd-to-Last Position	0%

(1)	TSR performance ranking between the 2nd and 2nd-to-last positions generate payouts determined by straight-line interpolation unless ranking of 50th percentile is achieved, which pays out at 100%.

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COMPENSATION DISCUSSION AND ANALYSIS

Additional shares of Common Stock may be earned based on the accumulated value of dividends paid on Valero’s Common Stock during the pertinent performance period. The amount of accumulated dividends is multiplied by the earned percentage payout (if any) for the performance shares, and the product is divided by the fair market value of the Common Stock on the performance shares’ vesting date. The resulting amount is paid in a whole number of shares of Common Stock. The value of the dividends credited to the outstanding performance shares is paid to participants only to the extent that the underlying performance shares earn shares of Common Stock, based on Valero’s TSR performance, and is paid (in shares of Common Stock) only when the underlying performance shares vest.

Upon vesting, officers can designate up to 50% of the after-tax vested shares of Common Stock to be delivered in cash. If a cash payment is elected, the total number of after-tax shares to be delivered is multiplied by the fair market value of the Common Stock on the performance shares’ vesting date, and the product is multiplied by the cash payment election percentage designated by the award recipient. The resulting amount is paid in cash, with the remainder paid in shares of Common Stock.

As shown in the following table, the vesting outcomes for Valero’s previously granted and outstanding Performance Shares which had performance periods ending on December 31, 2018 effectively demonstrates the alignment of Valero’s long-term incentive program to the interests of Valero’s stockholders. While Valero’s 2018 operational and financial results were excellent, Valero’s total shareholder return performance versus the peer group over the one, two, and three-year periods ending in 2018 resulted in delivery of performance shares to executives at levels below target.

Performance Shares Grant (Year & Segment)	Final Percentile TSR Ranking versus Peers	Vesting Percentage of Target (Target = 100%) (Range of 0% to 200%)
2015 (final of 3 segments)	6th of 9	62.5%
2016 (2nd of 3 segments)	8th of 9	0%
2017 (1st of 3 segments)	9th of 9	0%

Restricted Stock

Restricted stock targets represent the remaining 50 percent of each executive officer’s long-term incentive target on a share value basis. Restricted stock is subject to forfeiture if an executive terminates his or her employment prior to vesting (other than upon retirement and other than following a permitted voluntary termination following a change in control). Dividends are paid on shares of restricted stock as and when dividends are declared and paid on Valero’s outstanding common stock.

Our mix of long-term incentives provides an appropriate balance between the pay-for-performance attributes of performance shares and the equity alignment and retentive qualities of restricted shares. This mix also generally aligns with market practices, and thus supports recruitment and retention of top-quality executive talent.

The Compensation Committee considers and grants long-term incentive awards to our officers and certain other employees annually, typically during the fourth quarter in conjunction with the last regularly scheduled meeting of the Compensation Committee for the year. The performance shares and restricted stock components of our executive officers’ 2018 long-term incentive awards were granted in October 2018.

PERQUISITES AND OTHER BENEFITS

Consistent with our goal of providing compensation and benefits that are aligned with market practices among our peers, officers are eligible to receive reimbursement for club dues, federal income tax preparation, home security protection, and an annual health examination. We do not provide executive officers with automobiles or automobile allowances or supplemental executive medical coverage.

We provide other benefits, including medical, life, dental, and disability insurance in line with competitive market conditions. Our named executive officers are eligible for the same benefit plans provided to our other employees, including our Thrift Plan and insurance and supplemental plans chosen and paid for by employees who desire additional coverage.

Consistent with typical practices among our peers, executive officers and other employees whose compensation exceeds certain limits are eligible to participate in non-qualified excess benefit programs whereby those individuals can choose to make larger contributions than allowed under the qualified plan rules and receive correspondingly higher benefits. These plans are described below.

2019 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

POST-EMPLOYMENT BENEFITS

Pension Plans

We have a noncontributory defined benefit Pension Plan in which most of our employees, including our named executive officers, are eligible to participate and under which contributions by individual participants are neither required nor permitted. We also have a noncontributory, non-qualified Excess Pension Plan and a non-qualified Supplemental Executive Retirement Plan (SERP), which provide supplemental pension benefits to certain highly compensated employees. Our named executive officers are participants in the SERP. The SERP is offered to align with competitive practices among our peers, and to thus support recruitment and retention of critical executive talent. The Excess Pension Plan and the SERP provide eligible employees with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to Internal Revenue Code limits on (i) annual compensation that can be taken into account under qualified plans, or (ii) annual benefits that can be provided under qualified plans.

Nonqualified Deferred Compensation Plans

Deferred Compensation Plan. Our named executive officers are eligible to participate in our Deferred Compensation Plan (“DC Plan”). The DC Plan is offered to align with competitive practices among our peers, and thereby support recruitment and retention of executive talent. The DC Plan permits eligible employees to defer a portion of their salary and/or bonus until separation (i.e., retirement or termination of employment). Under the DC Plan, each year eligible employees are permitted to elect to defer up to 30 percent of their salary and/or 50 percent of their cash bonuses to be earned for services performed during the following year. We have not made discretionary contributions to participants’ accounts, and currently we have no plans to do so.

All amounts credited under the DC Plan (other than discretionary credits) are immediately 100 percent vested. Any discretionary credits, if ever granted, will vest in accordance with the vesting schedule determined at the time of the grant of discretionary credits. Participant accounts are credited with earnings (or losses) based on investment fund choices made by the participants among available funds selected by Valero’s Benefits Plans Administrative Committee.

Excess Thrift Plan. Our Excess Thrift Plan provides benefits to participants in our Thrift Plan whose annual additions to the Thrift Plan are subject to the limitations on annual additions as provided under Section 415 of the Internal Revenue Code, and/or who are constrained from making maximum contributions under the Thrift Plan by Section 401(a)(17) of the Internal Revenue Code, which limits the amount of an employee’s annual compensation which may be taken into account under that plan. Two separate components comprise the Excess Thrift Plan: (i) an “excess benefit plan” as defined under Section 3(36) of ERISA; and (ii) a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Additional information about these plans and contributions made by Valero and each of our named executive officers under non-qualified defined contribution and other deferred compensation plans are presented in this proxy statement under the caption “Executive Compensation—Nonqualified Deferred Compensation.”

Change of Control Severance Arrangements

We have change of control severance agreements with each of our named executive officers (except for Mr. Ciskowski and Mr. Browning who have retired). The agreements are intended to assure the continued objectivity and availability of the officers in the event of any merger or acquisition that would likely threaten the job security of many top executives. These arrangements are also intended to maintain executive focus and productivity in a period of uncertainty. If a change of control occurs during the term of an agreement, the agreement becomes operative for a fixed three-year period. The agreements provide generally that the officers’ terms and conditions of employment will not be adversely changed during the three-year period after a change of control. For information regarding payments that may be made under these agreements, see the disclosures in this proxy statement under the caption “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Accounting and Tax Treatment

ACCOUNTING TREATMENT

Compensation expense for our share-based compensation plans is based on the fair value of the awards granted and is recognized in income on a straight-line basis over the shorter of (a) the requisite service period of each award, or (b) the period from the grant date to the date retirement eligibility is achieved if that date is expected to occur during the nominal vesting period. Specific components of our stock-based compensation programs are discussed in Note 14 of Notes to Consolidated Financial Statements in Valero’s Annual Report on Form 10-K for the year ended December 31, 2018.

40

COMPENSATION DISCUSSION AND ANALYSIS

TAX TREATMENT

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation paid to certain top executives to $1 million. In previous years, there was an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under applicable regulations. However, the enactment of the Tax Cuts and Jobs Act of 2017 eliminated the performance-based compensation exemption, except with respect to certain grandfathered arrangements.

We believe that outstanding stock options, as well as performance shares granted in 2017, continue to qualify as performance-based compensation under the grandfather rules provided under the Tax Cuts and Jobs Act of 2017. Grants of restricted stock that are not subject to specific quantitative performance measures, and that were awarded in 2017 and earlier years, will likely not qualify as performance-based compensation under the Section 162(m) grandfather rules, and in such event, would be subject to Section 162(m) deduction restrictions.

Prospectively, for pay vehicles granted and earned in 2018 and beyond, the Tax Cuts and Jobs Acts of 2017 eliminated the deductibility of most components of pay to certain top executives to the extent that such pay exceeds $1 million in a year. Consistent with Valero’s historic approach to deductibility under former Section 162(m), the Compensation Committee will continue to exercise flexibility and discretion in determining whether any given form of pay should be designed and administered to qualify for full deductibility.

Compensation-Related Policies

POLICY ON VESTING OF PERFORMANCE SHARES UPON CHANGE OF CONTROL OF VALERO

Our Board has adopted a policy regarding the vesting of performance shares upon a change of control of Valero. The policy provides that performance shares granted to participants in Valero’s equity incentive plans will not vest automatically upon the date of a change of control (as defined in the applicable plan) of Valero. The policy further provides that in making awards of performance shares to participants, the Compensation Committee may provide in the award agreement with the participant that if a participant’s employment with Valero is terminated following a change of control, any unvested performance shares held by the participant will vest on a partial, pro rata basis on the date of the participant’s termination of employment, with such qualifications for an award as the Committee may determine. The policy is available on our website at www.valero.com > Investor Relations > Corporate Governance > Governance Policies.

EXECUTIVE COMPENSATION CLAWBACK POLICY

Under our executive compensation clawback policy, in the event of a material restatement of Valero’s financial results, the Board, or the appropriate committee thereof, will review all bonuses and other incentive and equity compensation awarded to our executive officers. The policy provides that if the bonuses and other incentive and equity compensation would have been lower had they been calculated based on such restated results, the Board (or committee), will, to the extent permitted by governing law and as appropriate under the circumstances, seek to recover for the benefit of Valero all or a portion of the specified compensation awarded to executive officers whose fraud or misconduct caused or partially caused such restatement, as determined by the Board (or committee). In determining whether to seek recovery, the policy states that the Board (or committee) shall take into account such considerations as it deems appropriate, including governing law and whether the assertion of a claim may prejudice the interests of Valero in any related proceeding or investigation. The policy is available on our website at www.valero.com > Investor Relations > Corporate Governance > Governance Policies.

COMPENSATION CONSULTANT DISCLOSURE POLICY

Per the terms of our compensation consultant disclosure policy, Valero will make certain disclosures pertaining to compensation consultants in our proxy statements for annual meetings of stockholders. For any compensation consultant retained by the Compensation Committee to provide compensation advice with respect to the compensation disclosed in the Summary Compensation Table in the proxy statement, we will disclose (i) the total fees paid annually to the consultant for compensation-related services and non-compensation-related services, (ii) a description of any non-compensation-related services provided by the consultant, and (iii) any services that the consultant has provided to senior executives of Valero and the nature of those services. The policy is available on our website at www.valero.com > Investor Relations > Corporate Governance > Governance Policies.

2019 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP GUIDELINES

We have adopted stock ownership guidelines applicable to our officers and non-employee directors. The guidelines require that non-employee directors acquire and hold during their service shares of Common Stock equal in value to at least five times their annual cash retainer. Our officers are required to meet the applicable guidelines stated below.

Officer Position	Value of Shares Owned
Chief Executive Officer	5x Base Salary
President	3x Base Salary
Executive Vice Presidents	2x Base Salary
Senior Vice Presidents	1x Base Salary
Vice Presidents	1x Base Salary

Officers and non-employee directors have five years after becoming subject to the guidelines to meet the requisite ownership threshold and, once attained, are expected to continuously own sufficient shares to meet that threshold.

PROHIBITION AGAINST HEDGING AND PLEDGING

Our policies prohibit our directors, officers, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect. In addition, our directors and officers are prohibited from pledging shares of Common Stock as collateral or security for indebtedness. Compliance with the guidelines is monitored by the Compensation Committee. The full text of our guidelines is included in our Corporate Governance Guidelines (as Article IX), available on our website at www.valero.com > Investor Relations > Corporate Governance > Governance Documents.

INSIDER TRADING POLICY

Our Securities Trading Policy prohibits our officers, directors, and employees from purchasing or selling Valero securities while in possession of material, nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations.

42

    COMPENSATION CONSULTANT DISCLOSURES

Our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel, or other adviser, and is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, independent legal counsel, or other adviser retained by the Committee. Valero is obligated to provide appropriate funding for the Committee’s retention of a consultant, counsel, or adviser.

In 2018, the Committee retained Exequity LLP as an independent compensation consultant. Exequity provided to the Committee objective expert analysis and independent advice regarding executive and director compensation. For the 2018 executive and director compensation services rendered to the Committee, Exequity earned professional fees of $275,624. Exequity did not provide other consulting services to the Committee, to Valero, or to any senior executives of Valero. Exequity is an independent adviser as determined under the SEC’s rules and the NYSE’s listing standards.

During 2018, Exequity’s executive and director compensation consulting services included:

•	assistance with establishing our overall executive compensation philosophy in light of our business strategies;
•	assistance with selecting peer and comparator companies for benchmarking executive pay and monitoring Valero’s performance;
•	assessment of competitive pay for our executives, with separate analyses of base salary, annual incentive, and long-term incentive compensation;
•	assessment of, and recommendations for, our annual incentive bonus program;
•

assessment of, and recommendation of enhancements to, our long-term incentive program strategy, including (i) the design of an appropriate mix of equity incentive vehicles, (ii) determination of performance measures and measurement techniques, and (iii) determination of competitive equity grant guidelines consistent with our overall pay philosophy;

•	updates on trends and developments in executive compensation, new regulatory issues, and best practices;
•	assessment of competitive pay for our directors; and
•	assistance with proxy statement disclosures.

2019 PROXY STATEMENT	43

    EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding our equity compensation plans as of December 31, 2018.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Approved by stockholders:
2011 Omnibus Stock Incentive Plan	359,462	$34.66	8,532,542
2005 Omnibus Stock Incentive Plan	223,831	17.70	—
Not approved by stockholders:
2003 All-Employee Stock Incentive Plan (2)	27,169	17.68	—
Total	610,462	27.68	8,532,542

Footnotes:

(1)	Securities available for future issuance under these plans can be issued in various forms, including restricted stock and stock options.

(2)	Officers and directors of Valero were not eligible to receive grants under this plan.

Our equity plans are described further in Note 14 of Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2018, included in Valero’s Annual Report on Form 10-K.

44

    EXECUTIVE COMPENSATION

The following tables disclose compensation paid to or earned by our named executive officers for 2018. We use captions and headings in these tables that correspond to the SEC regulations requiring these disclosures. The footnotes to these tables provide important information to explain the values presented in the tables.

Summary Compensation Table

This table summarizes the compensation paid to our named executive officers for fiscal years 2018, 2017, and 2016. The elements of compensation listed in the table are described in the Compensation Discussion and Analysis section of this proxy statement and in the table’s footnotes.

Principal Position (1)	Year	Salary ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Joseph W. Gorder, Chairman of the Board, President & CEO	2018	1,660,000	10,931,251	—	4,625,000	1,353,779	189,126	18,759,156
	2017	1,585,000	12,734,060	—	3,800,000	4,269,202	143,998	22,532,260
	2016	1,450,000	10,610,898	—	2,925,000	3,334,310	132,410	18,452,618
Donna M. Titzman, EVP and CFO	2018	641,667	1,508,905	—	840,000	382,570	70,593	3,443,735
	(8)			—
	(8)			—
R. Lane Riggs, EVP and COO	2018	800,000	2,200,997	—	1,110,000	—	103,172	4,214,169
	2017	700,000	2,710,576	—	925,000	1,743,387	96,683	6,175,646
	2016	640,000	2,191,016	—	725,000	1,206,237	73,248	4,835,501
Jay D. Browning, EVP and General Counsel	2018	650,000	1,713,993	—	900,000	—	96,783	3,360,776
	2017	620,000	2,039,272	—	790,000	1,436,316	86,737	4,972,325
	2016	595,000	1,773,224	—	640,000	973,148	71,101	4,052,473
Gary K. Simmons, SVP-Supply, Int’l Ops. & Systems Optimization	2018	625,000	1,174,051	—	705,000	—	81,590	2,585,641
	2017	600,000	1,398,749	—	620,000	1,345,120	88,961	4,052,830
	2016	565,000	1,203,887	—	500,000	876,063	57,980	3,202,930
Michael S. Ciskowski, EVP and CFO (retired) (9)	2018	336,706	1,257,034	—	—	—	40,349	1,634,089
	2017	930,000	4,687,459	—	1,625,000	3,118,093	87,568	10,448,120
	2016	890,000	4,057,373	—	1,320,000	1,855,463	91,783	8,214,619

Footnotes to Summary Compensation Table:

(1)	The persons listed in this table are referred to in this proxy statement as our “named executive officers.”

(2)

The amount shown is the “grant date fair value” of stock awards (restricted stock and performance shares) computed under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (FASB ASC Topic 718). Under FASB ASC Topic 718, the grant date fair values that we must disclose for our performance share awards include the values of certain tranches of unvested performance shares that were awarded in years prior to the fiscal year shown in the table. The computations of grant date fair values for performance shares are more fully described in footnote (5) to the Grants of Plan-Based Awards table in this proxy statement.

(footnote (2) continues on the following page)

2019 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Footnotes to Summary Compensation Table (cont.):

footnote (2) continued

The dollar values included in the “Stock Awards” column include the following components:

	Gorder	Titzman	Riggs	Browning	Simmons	Ciskowski
Restricted Stock	4,992,528	804,978	953,774	774,480	531,415	—
Performance Shares	5,938,723	703,927	1,247,223	939,513	642,636	1,257,034
Total (in dollars)	10,931,251	1,508,905	2,200,997	1,713,993	1,174,051	1,257,034

(3)

Additional information about the restricted stock and performance shares granted in 2018 is disclosed in the Grants of Plan-Based Awards table in this proxy statement. Additional information about the restricted stock awards is disclosed in Note 14 (“Stock-Based Compensation”) of Notes to Consolidated Financial Statements in Valero’s Annual Report on Form 10-K for the year ended December 31, 2018.

(4)	Stock options were not granted to our named executive officers in 2018, 2017, or 2016.

(5)	Represents amounts earned under our annual incentive bonus plan, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Bonus.”

(6)

This column represents the sum of the change in pension value and non-qualified deferred compensation earnings for each of the named executive officers. See the Pension Benefits table for the present value assumptions used for these calculations.

Disclosures in the table above show a zero value for Mr. Riggs, Mr. Browning, and Mr. Simmons, as required by Instruction 3 to Item 402(c)(2)(viii) of Regulation S-K. The actual aggregate changes in the actuarial present value of these officers’ accumulated benefits under their defined benefit and actuarial pension plans (including supplemental plans) are negative values. These negative values are: Mr. Riggs (-$35,467), Mr. Browning (-$118,825), Mr. Simmons (-$317,781).

The disclosure for Mr. Ciskowski is a zero value. Following his retirement, Mr. Ciskowski received a lump sum payment of his nonqualified benefits in 2018 and began receiving monthly payments during 2018 attributable to his qualified benefit. These amounts are disclosed in the Pension Benefits table.

There are no above-market or preferential earnings on non-tax-qualified deferred compensation amounts included in the table presented above.

(7)

Amounts listed as “All Other Compensation” for 2018 are composed of the following items. Any amount in excess of $10,000 (whether or not such amount may be deemed to be a perquisite or other personal benefit) is separately quantified.

For Mr. Gorder: Valero contributions to the officer’s Thrift Plan account ($19,250), Valero contributions to the officer’s Excess Thrift Plan account ($96,950), home security ($35,136), an executive physical exam, reimbursement of club membership dues, Valero provided dollars for the purchase of health and welfare benefits ($25,020), imputed income for tax return preparation fees.

For Ms. Titzman: Valero contributions to the officer’s Thrift Plan account ($19,250), Valero contributions to the officer’s Excess Thrift Plan account ($25,667), an executive physical exam, Valero provided dollars for the purchase of health and welfare benefits ($21,096), imputed income for tax return preparation fees.

For Mr. Riggs: Valero contributions to the officer’s Thrift Plan account ($19,250), Valero contributions to the officer’s Excess Thrift Plan account ($36,750), home security, reimbursement of club membership dues, Valero provided dollars for the purchase of health and welfare benefits ($27,656), imputed income for tax return preparation fees.

For Mr. Browning: Valero contributions to the officer’s Thrift Plan account ($19,250), Valero contributions to the officer’s Excess Thrift Plan account ($26,250), home security, an executive physical exam, reimbursement of club membership dues, Valero provided dollars for the purchase of health and welfare benefits ($23,136), imputed income for tax return preparation fees ($10,916).

For Mr. Simmons: Valero contributions to the officer’s Thrift Plan account ($19,250), Valero contributions to the officer’s Excess Thrift Plan account ($24,500), reimbursement of club membership dues ($10,184), Valero provided dollars for the purchase of health and welfare benefits ($27,656).

For Mr. Ciskowski: Valero contributions to the officer’s Thrift Plan account, Valero contributions to the officer’s Excess Thrift Plan account ($16,351), home security, an executive physical exam, Valero provided dollars for the purchase of health and welfare benefits, imputed income for tax return preparation fees.

(8)	Ms. Titzman became Executive Vice President and Chief Financial Officer on May 3, 2018. Ms. Titzman was not a named executive officer for 2017 or 2016.

(9)	Mr. Ciskowski retired effective May 3, 2018.

46

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table describes plan-based awards for our named executive officers in 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Joseph W. Gorder	n/a	(2)	—	2,656,000	5,312,000

	10/31/2018	(3)				n/a	54,020	n/a	4,992,528

	n/a	(4)					54,020

	10/31/2018	(5)					18,007	36,014	1,823,929

	10/31/2018	(5)					23,767	47,534	1,715,027

	10/31/2018	(5)					27,473	54,946	2,399,767

Donna M. Titzman	n/a	(2)	—	484,583	969,166

	10/31/2018	(3)				n/a	8,710	n/a	804,978

	n/a	(4)					8,710

	10/31/2018	(5)					2,904	5,808	294,146

	10/31/2018	(5)					2,500	5,000	180,400

	10/31/2018	(5)					2,626	5,252	229,381

R. Lane Riggs	n/a	(2)	—	640,000	1,280,000

	10/31/2018	(3)				n/a	10,320	n/a	953,774

	n/a	(4)					10,320

	10/31/2018	(5)					3,440	6,880	348,438

	10/31/2018	(5)					5,213	10,426	376,170

	10/31/2018	(5)					5,983	11,966	522,615

Jay D. Browning	n/a	(2)	—	520,000	1,040,000

	10/31/2018	(3)				n/a	8,380	n/a	774,480

	n/a	(4)					8,380

	10/31/2018	(5)					2,794	5,588	283,004

	10/31/2018	(5)					3,687	7,374	266,054

	10/31/2018	(5)					4,470	8,940	390,455

Gary K. Simmons	n/a	(2)	—	406,250	812,500

	10/31/2018	(3)				n/a	5,750	n/a	531,415

	n/a	(4)					5,750

	10/31/2018	(5)					1,917	3,834	194,173

	10/31/2018	(5)					2,547	5,094	183,792

	10/31/2018	(5)					3,030	6,060	264,671

Michael S. Ciskowski	n/a	(2)	—	—	—		—	—	—

	10/31/2018	(3)				n/a	—	—	—

	n/a	(4)					—	—	—

	10/31/2018	(5)					—	—	—

	10/31/2018	(5)					4,964	9,928	358,202

	10/31/2018	(5)					10,290	20,580	898,832

2019 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

Footnotes to Grants of Plan-Based Awards table:

(1)

The reported grant date fair value of stock awards was determined in compliance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Stock options were not granted to our named executive officers in 2018.

(2)

Represents potential awards under our annual incentive bonus program for named executive officers (NEOs). Actual amounts earned by our NEOs for 2018 are reported in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The “target” amounts listed in the Grants of Plan-Based Awards table are computed by multiplying base salary by 160%, 80%, 80%, and 65% for Mr. Gorder, Mr. Riggs, Mr. Browning, and Mr. Simmons, respectively. The target amount for Ms. Titzman is determined using 65% for four months of 2018 and 80% for eight months of 2018 (as described in Compensation Discussion and Analysis).

Mr. Ciskowski did not receive a payment for this award with respect to fiscal year 2018. Our annual incentive bonus program for named executive officers is described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Bonus.”

(3)

Represents an award of restricted stock granted Oct. 31, 2018. The shares are scheduled to vest (become nonforfeitable) annually in equal one-third increments. Dividends on the restricted shares are paid as and when dividends are declared and paid on our Common Stock. Restricted stock awards are more fully described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards—Restricted Stock.” For each NEO, the dollar amount stated in the column “Grant Date Fair Value of Stock and Option Awards” is included within the amount listed in the “Stock Awards” column of the Summary Compensation Table and in footnote (2) to the Summary Compensation Table.

(4)

Represents the number of performance shares awarded under our 2011 Omnibus Stock Incentive Plan to our NEOs on Oct. 31, 2018 under our long-term incentive awards program described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards—Performance Shares.” Per the awards’ terms, on a normal vesting date officers can earn, in shares of Common Stock, from 0% to 200% of the number of performance shares that are vesting, based upon Valero’s achievement of objective performance measures during the performance periods prescribed by our Compensation Committee. The performance shares are scheduled to vest annually in one-third increments (tranches) in January 2020, January 2021, and January 2022, with any resulting payout at those times conditioned upon Valero’s performance during the pertinent performance periods. Only the first tranche of these performance shares is deemed to have a “grant date” in 2018, as explained in footnote (5) below. Our disclosures referenced by footnote (4) are for information purposes only, and tie to the disclosures made by our NEOs in 2018 on Forms 4 in compliance with Section 16 of the Exchange Act. Our disclosures in footnote (5) below are intended to comply with the requirements of Item 402 of Regulation S-K with respect to “grants” of performance shares.

(5)

Item 402(d)(2)(viii) of Regulation S-K requires us to disclose the “grant date fair value” of equity awards “computed in accordance with FASB ASC Topic 718” (Topic 718). Our performance shares are awarded in three tranches, with the tranches having measurement periods (the performance period) of differing lengths. The first tranche of an award has a performance period of 12 months, the second tranche of an award has a performance period of 24 months, and the third tranche of an award has a performance period of 36 months.

The amounts referenced by footnote (5) in the Grants of Plan-Based Awards table represent three tranches from three separate award years—namely, the first tranche of performance shares awarded in 2018 (awarded on Oct. 31, 2018), the second tranche of performance shares awarded in 2017 (awarded on Nov. 1, 2017), and the third tranche of performance shares awarded in 2016 (awarded on Nov. 2, 2016). Under Topic 718, each of these tranches is deemed to be a separate “grant” for fair value purposes, and each is deemed to have a “grant date” in 2018, that is, Oct. 31, 2018, the date when the Compensation Committee established the peer group of companies for these tranches. The dollar amounts included in the table represent the grant date fair values from the three tranches that are deemed to have a grant date in 2018.

(footnote (5) continues on the following page)

48

EXECUTIVE COMPENSATION

Footnotes to Grants of Plan-Based Awards table (cont.):

footnote (5) continued

For each NEO, the sum of the dollar amounts stated in the Grants of Plan-Based Awards table’s column entitled “Grant Date Fair Value of Stock and Option Awards” is also included in the Summary Compensation Table, first, within the amount listed in the “Stock Awards” column of the Summary Compensation Table, and second, in footnote (2) to the Summary Compensation Table. The grant date fair values for the performance shares included in the Grants of Plan-Based Awards table are summarized in the table that follows.

	performance shares deemed (under Topic 718) to have a grant date in 2018		grant date fair value ($)	highest possible performance ($)
Gorder	1st tranche of 2018 award	18,007	1,823,929	3,647,858
	2nd tranche of 2017 award	23,767	1,715,027	3,430,054
	3rd tranche of 2016 award	27,473	2,399,767	4,799,534
	total 2018 grant date fair value		5,938,723	11,877,446
Titzman	1st tranche of 2018 award	2,904	294,146	588,292
	2nd tranche of 2017 award	2,500	180,400	360,800
	3rd tranche of 2016 award	2,626	229,381	458,762
	total 2018 grant date fair value		703,927	1,407,854
Riggs	1st tranche of 2018 award	3,440	348,438	696,876
	2nd tranche of 2017 award	5,213	376,170	752,340
	3rd tranche of 2016 award	5,983	522,615	1,045,230
	total 2018 grant date fair value		1,247,223	2,494,446
Browning	1st tranche of 2018 award	2,794	283,004	566,008
	2nd tranche of 2017 award	3,687	266,054	532,108
	3rd tranche of 2016 award	4,470	390,455	780,910
	total 2018 grant date fair value		939,513	1,879,026
Simmons	1st tranche of 2018 award	1,917	194,173	388,346
	2nd tranche of 2017 award	2,547	183,792	367,584
	3rd tranche of 2016 award	3,030	264,671	529,342
	total 2018 grant date fair value		642,636	1,285,272
Ciskowski	2nd tranche of 2017 award	4,964	358,202	716,404
	3rd tranche of 2016 award	10,290	898,832	1,797,664
	total 2018 grant date fair value		1,257,034	2,514,068

2018 Award. For performance shares awarded on Oct. 31, 2018, the grant date (per Topic 718) for the first tranche is deemed to have occurred in 2018. The performance shares in this tranche were deemed to have an expected conversion rate (probable outcome) of 111.20% with a fair value per share of $101.29. The grant date (per Topic 718) for the second tranche of the performance shares awarded in 2018 is expected to occur in the fourth quarter of 2019, depending on actions to be taken by our Compensation Committee. Similarly, the grant date for the third tranche is expected to occur in the fourth quarter of 2020, depending on actions to be taken by our Compensation Committee. The fair values of the second and third tranches will be determined on their respective Topic 718 grant dates.

2017 Award. For performance shares awarded on Nov. 1, 2017, the grant date (per Topic 718) for the second tranche is deemed to have occurred in 2018. The performance shares in this tranche were deemed to have an expected conversion rate (probable outcome) of 79.22% and fair value per share of $72.16. The grant date (per Topic 718) for the third tranche of performance shares awarded in 2017 is expected to occur in the fourth quarter of 2019, depending on actions to be taken by our Compensation Committee. The fair value of the third tranche will be determined on its Topic 718 grant date.

2016 Award. For performance shares awarded on Nov. 2, 2016, the grant date (per Topic 718) for the third tranche is deemed to have occurred in 2018. The performance shares in this tranche were deemed to have an expected conversion rate (probable outcome) of 95.89% and fair value per share of $87.35.

All Awards. For all awards, the “highest possible performance” values assume achievement of the highest level of possible performance conditions (vesting at 200% of target) per SEC Regulation S-K, Instruction 3 to Item 402(c)(2)(v).

2019 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 31, 2018

This table describes unexercised stock options, unvested shares of restricted stock, and unvested performance shares held by our named executive officers as of Dec. 31, 2018.

	Option Awards				Stock Awards
					Restricted Stock			Performance Shares
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Joseph W. Gorder	21,400	—	17.743	11/17/2020	15,949	(3)	1,195,697	19,590	(7)	1,468,662

	26,750	—	24.582	10/28/2021	27,594	(4)	2,068,722	54,946	(8)	4,119,302

	37,567	—	27.318	11/09/2022	32,763	(5)	2,456,242	71,300	(9)	5,345,361

	31,770	—	39.665	11/08/2023				54,020	(10)	4,049,879

	43,810	—	48.565	10/23/2024

Donna M. Titzman	6,398	—	27.318	11/09/2022	1,594	(3)	119,502	2,000	(7)	149,940

	5,860	—	39.665	11/08/2023	3,033	(4)	227,384	5,253	(8)	393,817

	4,365	—	48.565	10/23/2024	2,272	(6)	170,332	7,500	(9)	562,275

		—			5,282	(5)	395,992	8,710	(10)	652,989

R. Lane Riggs	2,667	—	48.565	10/23/2024	5,984	(3)	448,620	3,583	(7)	268,618

					10,427	(4)	781,712	11,966	(8)	897,091

					10,320	(5)	773,690	15,640	(9)	1,172,531

								10,320	(10)	773,690

Jay D. Browning	3,922	—	17.743	11/17/2020	2,595	(3)	194,547	3,433	(7)	257,372

	7,846	—	24.582	10/28/2021	4,281	(4)	320,947	8,940	(8)	670,232

	8,378	—	27.318	11/09/2022	5,082	(5)	380,998	11,060	(9)	829,168

	6,980	—	39.665	11/08/2023				8,380	(10)	628,249

	7,640	—	48.565	10/23/2024

Gary K. Simmons	1,750	—	48.565	10/23/2024	3,030	(3)	227,159	2,333	(7)	174,905

					5,094	(4)	381,897	6,060	(8)	454,318

					5,750	(5)	431,078	7,640	(9)	572,771

								5,750	(10)	431,078

Michael S. Ciskowski	32,100	—	17.743	11/17/2020				7,770	(7)	582,517

	44,940	—	24.582	10/28/2021				20,580	(8)	1,542,883

	32,570	—	27.318	11/09/2022				14,893	(9)	1,116,528

	23,330	—	39.665	11/08/2023

	17,320	—	48.565	10/23/2024

50

EXECUTIVE COMPENSATION

Footnotes to Outstanding Equity Awards table:

(1)	Our equity plans provide that the exercise price for all stock options must not be less than the mean of our Common Stock’s high and low NYSE reported sales price per share on the date of grant.

(2)

The assumed market values were determined using the closing market price of our Common Stock on Dec. 31, 2018 ($74.97 per share). For a further discussion of the vesting of performance share awards (as noted in the following footnotes), see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards—Performance Shares.”

(3)	The unvested portion of this award is scheduled to vest on Nov. 2, 2019. All of Mr. Browning’s restricted shares vested in January 2019 on the date of his retirement.

(4)

The unvested portion of this award is scheduled to vest in equal installments on Nov. 1, 2019 and Nov. 1, 2020. All of Mr. Browning’s restricted shares vested in January 2019 on the date of his retirement.

(5)

The unvested portion of this award is scheduled to vest in equal installments on Oct. 31, 2019; Oct. 31, 2020; and Oct. 31, 2021. All of Mr. Browning’s restricted shares vested in January 2019 on the date of his retirement.

(6)	The unvested portion of this award is scheduled to vest in equal installments on May 3, 2019; May 3, 2020; and May 3, 2021.

(7)

The value shown in the column, “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents the market value of 100% of the performance shares at the closing price of our Common Stock on Dec. 31, 2018 ($74.97 per share). The actual payout amount upon the vesting of these performance shares on Jan. 24, 2019 was 62.5% of target.

(8)

The value shown in the column, “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents the market value of 100% of the performance shares at the closing price of our Common Stock on Dec. 31, 2018 ($74.97 per share). One-half of these performance shares vested on Jan. 24, 2019; the other one-half is scheduled to vest in January 2020. The actual payout amount for the one-half of these performance shares that vested on Jan. 24, 2019 was 0% of target.

(9)

The value shown in the column, “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents the market value of 100% of the performance shares at the closing price of our Common Stock on Dec. 31, 2018 ($74.97 per share). One-third of these performance shares vested on Jan. 24, 2019; an additional one-third is scheduled to vest in January 2020, and the final one-third is scheduled to vest in January 2021. The actual payout amount for the one-third of these performance shares that vested on Jan. 24, 2019 was 0% of target.

(10)

These performance shares are scheduled to vest in one-third increments in each of January 2020, January 2021, and January 2022. The value shown in the column, “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents the market value of 100% of the performance shares at the closing price of our Common Stock on Dec. 31, 2018.

2019 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table provides information regarding (i) stock option exercises by our named executive officers, and (ii) the vesting of restricted stock and performance shares held by our named executive officers during 2018 on an aggregated basis.

	Option Awards		Stock Awards (1)

Name	No. of Shares Acquired on Exercise (#)(2)	Value Realized on Exercise ($)(3)	No. of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(4)

Joseph W. Gorder	85,493	8,813,331

(5)			41,115	3,788,979

(6)			115,700	11,417,855

Donna M. Titzman	—	—

(5)			4,321	398,118

(6)			11,423	1,127,279

R. Lane Riggs	—	—

(5)			14,780	1,362,410

(6)			23,016	2,271,334

Jay D. Browning	—	—

(5)			6,728	619,982

(6)			19,678	1,941,923

Gary K. Simmons	—	—

(5)			7,910	728,884

(6)			13,374	1,319,813

Michael S. Ciskowski	251,530	18,900,870

(5)			31,278	3,516,429

(6)			44,850	4,426,022

Footnotes to Option Exercises and Stock Vested table:

(1)	Represents shares of Common Stock from the vesting of restricted stock and performance shares in 2018.

(2)

Represents the gross number of shares received by the named executive officer before deducting any shares withheld from (i) an option’s exercise to pay the exercise price and/or tax obligation, or (ii) the vesting of restricted stock or performance shares to pay the resulting tax obligation.

(3)

The reported value is determined by multiplying (i) the number of option shares, times (ii) the difference between the market price of the Common Stock on the date of exercise and the exercise price of the stock option. The value is stated before payment of applicable taxes.

(4)	The reported value is determined by multiplying number of vested shares by the market value of the shares on the vesting date. The value is stated before payment of applicable taxes.

(5)	Represents number of shares of Common Stock and value related to vesting of restricted stock.

(6)	Represents number of shares of Common Stock and value related to vesting of performance shares.

52

EXECUTIVE COMPENSATION

Post-Employment Compensation

PENSION BENEFITS

The following table describes the accumulated benefits of our named executive officers under Valero’s tax-qualified defined benefit plan and supplemental retirement plans during 2018.

Name	Plan Name	No. of Years Credited Service (#) (1)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Joseph W. Gorder (2)	Pension Plan	28.17	1,031,288	—

	Excess Pension Plan	16.67	6,809,435	—

	SERP	16.67	12,025,918	—

Donna M. Titzman	Pension Plan	32.29	1,238,556	—

	Excess Pension Plan	32.29	2,585,419	—

	SERP	32.29	2,562,130	—

R. Lane Riggs	Pension Plan	29.92	1,030,435	—

	Excess Pension Plan	29.92	2,803,920	—

	SERP	29.92	3,793,777	—

Jay D. Browning	Pension Plan	25.29	1,140,912	—

	Excess Pension Plan	25.29	3,137,400	—

	SERP	25.29	3,163,698	—

Gary K. Simmons	Pension Plan	31.52	1,145,869	—

	Excess Pension Plan	31.52	2,567,211	—

	SERP	31.52	2,522,130	—

Michael S. Ciskowski	Pension Plan	32.63	1,750,153	72,315

	Excess Pension Plan	32.63	—	11,418,259

	SERP	32.63	—	5,523,088

Footnotes to Pension Benefits table:

(1)

The years of credited service for each of our NEOs include four years of service in our plans’ “Cash Balance Provision,” which commenced on Jan. 1, 2015. The remainder of the NEOs’ years of service is in the “Formula Provision” of our plans. The Formula Provision and the Cash Balance Provision are described in the narrative disclosures that follow this table.

(2)

The 28.17 years of service stated for Mr. Gorder for the Pension Plan represent the sum of his participation in (a) the Valero Pension Plan since 2002 (16.67 years), and (b) the qualified pension plan of UDS (11.5 years). In 2001, Mr. Gorder received a lump sum settlement relating to prior years of service. The Pension Plan amount stated above reflects the effect of offsetting Mr. Gorder’s accrued benefit under the Valero Pension Plan by the value of his lump sum settlement in 2001. In addition, Mr. Gorder has approximately three years of service in a pension plan sponsored by an entity unaffiliated with Valero or UDS that was spun-off from a predecessor of UDS. The 16.67 years of service stated for Mr. Gorder for the Excess Pension Plan and SERP represent his participation since the date of his commencement of employment with Valero.

The present values stated above were calculated using the same interest rates and mortality tables we use for our financial reporting. Present values at Dec. 31, 2018 were determined using plan specific discount rates (4.40 percent for Pension Plan, 4.07 percent for Excess Pension Plan, 4.02 percent for SERP) and the plans’ earliest unreduced retirement age (i.e., age 62). The present values reflect postretirement mortality rates based on the RP2006 generational mortality table projected using scale MP2018. No decrements were included for pre-retirement termination, mortality, or disability. When applicable, lump sums were determined based on a 4.40 percent interest rate and the mortality table prescribed by the IRS in Notice 2018-02 for distributions in 2019.

Pension Plan. Under our Pension Plan, an eligible employee who is at least 55 years old may elect to retire prior to the normal retirement age of 65, provided the employee has completed as least five years of vesting service. Under the plan’s early retirement provisions, an employee may elect to commence a benefit upon retirement or delay payments to a later date. Pension payments from the Formula Provision (defined below) that begin after age 55 and before age 62 are reduced by four percent for each full year between the benefit start date and the employee’s 62nd birthday. The four-percent reduction is prorated for a partial year. The formula used to calculate the benefit and the optional forms of payment are otherwise the same as for normal retirement. Mr. Gorder, Ms. Titzman, and Mr. Browning were eligible for early retirement benefits.

2019 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

For employees hired prior to Jan. 1, 2010, the Pension Plan (supplemented, as necessary, by the Excess Pension Plan) provides a monthly pension at normal retirement equal to 1.6 percent of the participant’s average monthly compensation (based upon earnings during the three consecutive calendar years during the last 10 years of the participant’s credited service affording the highest such average) times the participant’s years of credited service. This is known as the “Formula Provision.” Each of our named executive officers was hired prior to Jan. 1, 2010.

For employees hired on or after Jan. 1, 2010, the Pension Plan (supplemented, as necessary, by the Excess Pension Plan) is a cash balance benefit that provides a monthly pension at normal retirement based on annual employer contributions that are based on years of service, eligible compensation, and pay credits. This is known as the “Cash Balance Provision.” After a one-year waiting period, pay credits are retroactive to the participant’s date of hire and are based on years of service and eligible compensation.

points (age and vesting service)	annual pay credit percentage
under 35	6.0% of eligible pay
35–49	7.5% of eligible pay
50–64	9.0% of eligible pay
65–79	10.5% of eligible pay
80+	12.0% of eligible pay

In addition to pay credits, participants will also be eligible for monthly interest credits based on the 10-Year U.S. treasury note rate with a minimum of 3 percent.

In 2013, we began to implement changes to certain of our U.S. qualified pension plans that cover the majority of our U.S. employees. Benefits under our primary pension plan changed from a final average pay formula (the Formula Provision) to the Cash Balance Provision with staged effective dates from July 1, 2013 through Jan. 1, 2015, depending on the age and service of the affected employees. All final average pay benefits under the Formula Provision were frozen as of Dec. 31, 2014. On Jan. 1, 2015, participants formerly under the Formula Provision in the Pension Plan transitioned to the Cash Balance Provision, with all future Pension Plan benefits to be earned under the new cash balance formula.

Excess Pension Plan. Our Excess Pension Plan provides benefits to those employees whose pension benefits under our defined benefit Pension Plan are subject to limitations under the Internal Revenue Code, or are otherwise indirectly constrained by the Code from realizing the maximum benefit available to them under the terms of Pension Plan. The Excess Pension Plan is designed as an “excess benefit plan” as defined under §3(36) of ERISA, for those benefits provided in excess of section 415 of the Code. The Excess Pension Plan is not intended to be either a qualified plan under the provisions of Section 401(a) of the Code, or a funded plan subject to the funding requirements of ERISA.

Subject to other terms of the Excess Pension Plan, the benefit payable under the plan in the Formula Provision is generally an amount equal to “x” minus “y”, where “x” is equal to 1.6 percent of a participant’s final average monthly earnings (as determined under the Excess Pension Plan) multiplied by the participant’s number of years of credited service, and “y” is equal to the participant’s benefit that is payable under the Pension Plan. The benefit payable under the Excess Pension Plan in the Cash Balance Provision is generally an amount equal to “x” minus “y”, where “x” is equal to the accumulated account balance that the participant would be entitled to receive without regard to the limitations, and “y” is equal to the participant’s accumulated account balance that is payable under the Pension Plan. The Excess Pension Plan benefit is made in a lump sum. A participant’s benefits under the Excess Pension Plan will vest concurrently with the vesting of the participant’s benefits under the Pension Plan.

SERP. Our Supplemental Executive Retirement Plan (SERP) provides an additional benefit equal to 0.35 percent times the product of the participant’s years of credited service (maximum 35 years) multiplied by the excess of the participant’s average monthly compensation over the lesser of 1.25 times the monthly average (without indexing) of the social security wage bases for the 35-year period ending with the year the participant attains social security retirement age, or the monthly average of the social security wage base in effect for the year that the participant retires. The participant’s most highly compensated consecutive 36 months of service are considered. The SERP benefit payment is made in a lump sum. A participant in the SERP will vest in the SERP benefit when he or she reaches age 55 (and has completed at least five years of credited service). An executive will become a participant in the SERP as of the date he or she is selected and named in the minutes of the Compensation Committee for inclusion as a participant in the SERP.

Compensation for purposes of the Pension Plan, Excess Pension Plan, and SERP includes salary and bonus. No extra years of credited service have been granted to any of our named executive officers.

54

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The following table describes contributions by Valero and each named executive officer under our non-qualified defined contribution and other deferred compensation plans during 2018. The table also presents each named executive officer’s earnings, withdrawals (if any), and year-end balances in these plans.

		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph W. Gorder	Excess Thrift Plan	—	96,950	—	—	1,029,655

Donna M. Titzman	Excess Thrift Plan	—	25,667	—	—	577,436

R. Lane Riggs	Excess Thrift Plan	—	36,750	—	—	289,367

	UDS Non-qualified 401(k) Plan (2)	—	—	(234)	—	43,816

Jay D. Browning	Excess Thrift Plan	—	26,250	—	—	463,659

Gary K. Simmons	Excess Thrift Plan	—	24,500	—	—	223,270

	UDS Non-qualified 401(k) Plan (2)	—	—	(7,128)	—	97,028

Michael S. Ciskowski	Deferred Compensation Plan	—	—	(53,285)	—	365,259

	Excess Thrift Plan	—	16,351	—	1,941,259	—

Footnotes to Nonqualified Deferred Compensation table:

(1)	All of the amounts included in this column are also included within the amounts reported as “All Other Compensation” for 2018 in the Summary Compensation Table.

(2)	Valero assumed the UDS Non-qualified 401(k) Plan when Valero acquired UDS in 2001. This plan is frozen.

Our Deferred Compensation Plan and Excess Thrift Plan are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits.” The following terms also apply to these plans.

Under the Deferred Compensation Plan (DC Plan), participants may elect when and over what period of time their deferrals will be distributed based on plan provisions. Participants may elect to have their accounts distributed in a lump sum on a specified date, at least three-to-five years after the year of the deferral election. Participants may, at the time of their deferral elections, choose to have their accounts distributed as soon as reasonably practical following retirement or other termination, or on the first day of January following the date of retirement or termination. Participants may also elect to have their accounts distributed in one lump-sum payment or in two- to 15-year installments upon retirement. Upon a participant’s death, the participant’s beneficiary will receive the participant’s DC Plan balance in one lump-sum payment within 90 days following the participant’s death. Upon a change in control of Valero, all DC Plan accounts are immediately vested in full, and distributions are thereafter made in accordance with the plan’s normal distribution provisions.

The Excess Thrift Plan provides benefits to participants of our qualified thrift plan whose accounts would not otherwise be credited with company matching contributions due to certain IRS limits on contributions and/or compensation. The Excess Thrift Plan is neither a qualified plan for federal tax purposes nor a funded plan subject to ERISA. Two separate components comprise the Excess Thrift Plan: (i) an “excess benefit plan” as defined under Section 3(36) of ERISA; and (ii) a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

2019 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

CHANGE OF CONTROL SEVERANCE AGREEMENTS

Our current executive officers have change of control severance agreements with Valero. The agreements seek to assure the continued availability of the officers in the event of a change of control of Valero. When a change of control occurs, the agreements become operative for a fixed three-year period. The agreements provide that the officers’ terms of employment will not be changed materially during the three years following a change of control. Each agreement subjects the officer to certain obligations of confidentiality, both during the term and after termination, for information relating to Valero that the officer acquired during his employment. The footnotes to the tables that accompany these disclosures further describe the terms and conditions of the agreements.

When determining the amounts and benefits payable under the agreements, the Compensation Committee and Valero sought to secure compensation that is competitive in our market to recruit and retain executive talent. Consideration was given to the principal economic terms found in change of control severance agreements of other publicly traded companies.

POLICY FEATURES

Our Board has adopted a policy regarding the vesting of performance shares in a change-of-control context. The policy provides that performance shares will not vest automatically upon the date of a change of control of Valero. Instead, the performance share agreements contain a double trigger feature, so that accelerated vesting of performance shares will not occur until the officer’s employment is terminated following a change of control. At that time, any unvested performance shares held by the officer will vest on a partial, pro rata basis, commensurate with the officer’s months of service during the applicable performance period.

Our change of control severance agreements do not contain tax gross-up benefits. All agreements were amended in January 2013 to eliminate the gross-up benefit that formerly entitled the officers to receive a payment to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code. Valero has adopted a policy that this benefit may not be included in any future change of control agreements.

TERMS AND CONDITIONS

For purposes of the agreements, “change of control” means any of the following (subject to additional particulars as stated in the agreements):

•	the acquisition by an individual, entity, or group of beneficial ownership of 20 percent or more of our outstanding Common Stock;
•	the ouster from the Board of a majority of the incumbent directors;
•	consummation of a business combination (e.g., merger, share exchange).

In the agreements, “cause” is defined to mean, generally, the willful and continued failure of the officer to perform substantially the officer’s duties, or illegal or gross misconduct by the officer that is materially and demonstrably injurious to Valero. “Good reason” is defined to mean, generally:

•	a diminution in the executive officer’s position, authority, duties and responsibilities;
•	relocation of the executive (or increased travel requirements); or
•	failure of Valero’s successor to assume and perform under the agreement.

The following tables disclose potential payments (calculated per SEC regulations) to our named executive officers in connection with a change of control of Valero. If an officer’s employment is terminated for “cause,” the officer will not receive any benefits or compensation other than accrued salary or vacation pay that was unpaid as of the date of termination; therefore, there is no presentation of termination for “cause” in the following tables. Values in the tables assume that a change of control occurred on Dec. 31, 2018, and that the officer’s employment was terminated on that date.

56

EXECUTIVE COMPENSATION

Potential Payments Under Change of Control Severance Agreements

A.	Termination of Employment (i) by the Company other than for “Cause”
or (ii) by the Executive for “Good Reason” (1) ($)

Component of Payment	Gorder	Titzman	Riggs	Simmons

Salary (2)	4,980,000	1,350,000	1,600,000	1,250,000

Bonus (2)	13,875,000	1,680,000	1,280,000	812,500

Pension, Excess Pension, and SERP	11,869,671	3,079,393	—	—

Contributions under Defined Contribution Plans	348,600	89,834	—	—

Health & Welfare Plan Benefits (3)	75,060	42,192	55,312	55,312

Outplacement Services	25,000	25,000	25,000	25,000

Accelerated Vesting of Restricted Stock (4)	5,720,661	913,210	2,004,023	1,040,134

Accelerated Vesting of Performance Shares (5)	3,174,980	319,372	694,147	345,162

B.	Continued Employment Following Change of Control (6) ($)

Component of Payment	Gorder	Titzman	Riggs	Simmons

Salary, Bonus, Pension, Excess Pension, SERP, Contributions under Defined Contribution Plans, Health & Welfare Benefits	(6)	(6)	(6)	(6)

Accelerated Vesting of Restricted Stock (4)	5,720,661	913,210	—	—

Footnotes for Potential Payments Under Change of Control Severance Agreements tables:

(1)

If the officer’s employment is terminated by the company other than for “cause,” or if the officer terminates his or her employment for “good reason,” the officer is generally entitled to receive the following:

(a)	a lump sum cash payment equal to the sum of:

(i)

accrued and unpaid compensation through the date of termination, including a pro-rata annual bonus (for this table, we assumed that the officer’s bonus for the year of termination was paid at year-end);

(ii)	two times (three times for Mr. Gorder) the sum of (A) the officer’s annual base salary plus (B) the officer’s eligible bonus amount;

(iii)

the actuarial present value of the pension benefits (qualified and nonqualified) Mr. Gorder would have received for an additional three years of service (two years of service for Ms. Titzman) (Messrs. Riggs and Simmons do not participate in this element of compensation); and

(iv)

for Mr. Gorder, the equivalent of three years (two years for Ms. Titzman) of employer contributions under Valero’s tax-qualified and supplemental defined contribution plans (Messrs. Riggs and Simmons do not participate in this element of compensation);

(b)	continued welfare benefits for two years (three years for Mr. Gorder); and

(c)	up to $25,000 of outplacement services.

If employment is terminated by reason of death or disability, the officer’s estate will be entitled to receive a lump sum cash payment equal to any accrued and unpaid salary and vacation pay plus a prorated bonus amount earned per the terms of the agreement. In the case of disability, the officer would be entitled to disability and related benefits at least as favorable as those provided by Valero under its programs during the 120 days prior to the officer’s termination of employment.

If the officer voluntarily terminates employment other than for “good reason,” he or she will be entitled to a lump sum cash payment equal to any accrued and unpaid salary and vacation pay plus a prorated bonus amount earned per the terms of the agreement.

Data for Mr. Browning and Mr. Ciskowski are not included in the tables because their change-of-control severance agreements expired upon their termination of employment with Valero. Therefore, there are no amounts payable to Mr. Browning or Mr. Ciskowski upon a change of control of Valero.

2019 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

Footnotes for Potential Payments Under Change of Control Severance Agreements tables (cont.):

(2)

We assumed each officer’s compensation at the time of the triggering event to be as stated below. The listed salary is the executive officer’s rate of pay as of Dec. 31, 2018. The listed bonus amounts for Mr. Gorder and Ms. Titzman represent the highest bonus earned by the executive in any of fiscal years 2016, 2017, or 2018 (the three years prior to the assumed change of control). The listed bonus amounts for Messrs. Riggs and Simmons represent the target bonus in effect prior to the assumed change of control.

Name	Salary	Bonus

Joseph W. Gorder	$1,660,000	$4,625,000

Donna M. Titzman	$675,000	$840,000

R. Lane Riggs	$800,000	$640,000

Gary K. Simmons	$625,000	$406,250

(3)	The executive is entitled to coverage under health and welfare benefit plans (e.g., health, dental, etc.) for two years (three years for Mr. Gorder) following the date of termination.

(4)

For Mr. Gorder and Ms. Titzman, upon a change of control of Valero, the vesting periods on outstanding stock options and shares of restricted stock are automatically accelerated to the date of the change of control. For Messrs. Riggs and Simmons, the vesting periods on outstanding stock options and shares of restricted stock are accelerated following a change of control upon the executive’s termination of employment (double trigger) so long as the termination is (i) other than for cause, in the case of involuntary termination, or (ii) for “good reason,” in the case of voluntary termination. There are no values presented in the foregoing tables for accelerated vesting of stock options because all of the stock options held by our NEOs are fully vested. For shares of restricted stock, the amounts stated in the table represent the product of (a) the number of shares for which vesting is accelerated, and (b) $74.97 (the closing price of Common Stock on the NYSE on Dec. 31, 2018).

(5)

Outstanding performance shares do not vest automatically upon a change of control of Valero. Instead, accelerated vesting of performance shares occurs when the executive’s employment with Valero is terminated following a change of control (double trigger). In that event, the unvested performance shares held by the officer will vest on a partial, pro rata basis on the date of the officer’s termination of employment.

The amounts disclosed in the table assume that a change of control occurred Dec. 31, 2018. For outstanding performance shares awarded in 2016, the amount included in the table represents a pro rata payout of common shares based upon the officer’s 24 months of service during the shortened performance period ending Dec. 31, 2018 (pro rata shares times $74.97, the closing price of Common Stock on the NYSE on Dec. 31, 2018), assuming a payout at 100%.

For outstanding performance shares awarded in 2017, the amount included in the table represents a pro rata payout of common shares based upon the officer’s 12 months of service during the shortened performance periods ending Dec. 31, 2018 (pro rata shares times $74.97), assuming a payout at 100%.

For outstanding performance shares awarded in 2018, the amount included in the table is zero because the first measurable performance period for the shares would begin Jan. 1, 2019, and the officer will have zero months of service during any measurable performance period; therefore zero shares of Common Stock would be earned.

(6)

The agreements provide for a three-year term of employment following a change of control, and generally provide that the officer will continue to enjoy compensation and benefits per the terms in effect prior to the change of control. In addition, for Mr. Gorder and Ms. Titzman, all outstanding stock options and shares of restricted stock will vest on the date of the change of control (see footnote (4) above).

58

    DIRECTOR COMPENSATION

This table summarizes compensation earned by our directors in 2018.

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
H. Paulett Eberhart	130,000	175,046	305,046
Joseph W. Gorder	—	—	(2)
Kimberly S. Greene	130,000	175,046	305,046
Deborah P. Majoras	150,000	175,046	325,046
Donald L. Nickles	130,000	175,046	305,046
Philip J. Pfeiffer	130,000	175,046	305,046
Robert A. Profusek	160,000	175,046	335,046
Susan Kaufman Purcell (retired May 3, 2018)	65,000	—	65,000
Stephen M. Waters	130,000	175,046	305,046
Randall J. Weisenburger	150,000	175,046	325,046
Rayford Wilkins, Jr.	150,000	175,046	325,046

Footnotes to Director Compensation table:

(1)

The amounts shown represent the grant date fair value of awards granted in 2018, computed in compliance with FASB ASC Topic 718. Each of our non-employee directors who was re-elected to the Board on May 3, 2018 (the date of our 2018 annual stockholders meeting), received a grant of 1,557 stock units, representing the right to receive 1,557 shares of Common Stock, which are described more fully in the narrative following the footnotes to this table. Valero did not grant stock options to any director in 2018. The following table presents for each non-employee director nominee the number of unvested restricted shares of Common Stock and stock units held as of Dec. 31, 2018. There are no outstanding stock options (vested or unvested) held by any of our non-employee directors.

Name	Unvested Restricted Stock	Stock Units
H. Paulett Eberhart	2,607	1,557
Kimberly S. Greene	2,607	1,557
Deborah P. Majoras	2,829	1,557
Donald L. Nickles	2,829	1,557
Philip J. Pfeiffer	2,829	1,557
Robert A. Profusek	2,829	1,557
Stephen M. Waters	2,829	1,557
Randall J. Weisenburger	2,829	1,557
Rayford Wilkins, Jr.	2,829	1,557

(2)

Mr. Gorder did not receive any compensation as director of Valero in 2018. His compensation for service as an executive officer in 2018 is presented in this proxy statement in the compensation tables for our named executive officers.

Our non-employee directors earn an annual cash retainer of $130,000. Valero pays an annual retainer in lieu of separate meeting or committee fees. In addition to the retainer, directors who chair the Audit, Compensation, and Nominating/Governance and Public Policy Committees earn an additional $20,000 cash payment for their service as Chair, and the director who serves as Lead Director earns an additional $30,000 cash payment for service in this role. Directors are reimbursed for expenses of meeting attendance. Directors who are employees of Valero do not receive compensation for serving as directors.

In addition to annual cash payments, beginning in 2018, each non-employee director who was re-elected on the date of our annual stockholders meeting received an equity grant in the form of stock units (described below) valued at $175,000. Grants of equity awards supplement the cash compensation paid to our non-employee directors and serve to increase our directors’ identification with the interests of our stockholders through ownership of Common Stock.

2019 PROXY STATEMENT	59

DIRECTOR COMPENSATION

Our Compensation Committee reviews our director compensation program at least annually with assistance and input from our compensation consultant. The annual review includes an assessment of the director compensation programs of our peers and of industry trends and developments. On Nov. 1, 2017, following our Compensation Committee’s review of our non-employee director compensation program and the programs of our peers, the Board adopted a change in the equity portion of our non-employee director compensation program by approving a grant of stock units to directors in lieu of shares of restricted stock.

Each stock unit represents the right to receive one share of Valero Common Stock, and is scheduled to vest (become nonforfeitable) in full on the date of Valero’s next annual meeting of stockholders for the election of directors. The stock unit award also includes a dividend equivalent award, representing the right to receive, on the vesting date of the stock unit award, a payment in cash in an amount equal to the cumulative amount of dividends paid to holders of Common Stock during the period when the stock unit remained outstanding prior to vesting—calculated as if each stock unit held by the director was an outstanding share of Common Stock. The change was approved to more closely align our program with that of our peers and with general industry practice. The change was effective on May 3, 2018, the date of our 2018 annual meeting of stockholders.

In 2016, the Board approved a limitation on the amount of equity compensation that may be paid to our non-employee directors in any year. The limitation was implemented via an amendment to our 2011 Omnibus Stock Incentive Plan. The limitation provides that a non-employee director may not receive in any calendar year awards payable in shares of Common Stock that have a fair market value greater than $500,000 in the aggregate. We selected $500,000 as the amount of the limitation because we believe that it places a meaningful limit on awards to our non-employee directors. While the amount of equity compensation awarded to our non-employee directors in recent years has been considerably lower than this limit, we believe that setting a limitation at this level provides us with a reasonable degree of flexibility to make adjustments that we may in the future deem appropriate or necessary for our compensation program to remain competitive in the market.

60

    PAY RATIO DISCLOSURE

The median of the annual total compensation of all employees of Valero, except our CEO, for 2018 was $153,981, and the annual total compensation of our CEO, Mr. Gorder, for 2018 was $18,759,156 (as disclosed in the Summary Compensation Table). As a result, our CEO’s 2018 annual total compensation was 122 times that of the median annual total compensation of all employees of Valero.

To determine the median of the annual total compensation of all employees as of Dec. 31, 2018, we first identified the median employee using the sum of base pay, annual bonus, and the grant date fair value of long-term incentive awards. Once the median employee was identified, we then determined that median employee’s annual total compensation using the Summary Compensation Table methodology set out in Item 402(c)(2)(x) of SEC Regulation S-K.

Our total employee population (U.S. and non-U.S.) as of Dec. 31, 2018, was approximately 10,250 employees. To determine the median employee for purposes of this disclosure, following the de minimis exemption under Item 402(u)(4)(ii) of Regulation S-K, we excluded all of our employees in Peru (124 employees) and all of our employees in Mexico (8 employees); the excluded employees represent less than five percent of our total employees. We did not exclude any employees under the data privacy exemption of Item 402(u)(4)(i).

	Median Employee to CEO Pay Ratio
	Median Employee ($)	CEO ($)
Salary	110,456	1,660,000
Stock Awards	—	10,931,251
Non-Equity Incentive Plan Compensation	16,272	4,625,000
Change in Pension Value and Nonqualified Deferred Compensation Earnings	—	1,353,779
All Other Compensation	27,253	189,126
Total Compensation	153,981	18,759,156

Median Employee to CEO Pay Ratio	1:122

2019 PROXY STATEMENT	61

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review

Our Board adopted a Related Party Transaction Policy to establish procedures for the notification, review, approval, ratification, and disclosure of related party transactions. Under the policy, a related party transaction is a transaction, arrangement, or relationship in which (i) Valero (including any of its subsidiaries) was, is or will be a participant, (ii) the amount involved exceeds $120,000, and (iii) any “related person” had, has or will have a direct or indirect material interest. Under the policy, a related person means, generally, any person who would be deemed to be a “related person” as defined in Item 404 of SEC’s Regulation S-K. Under the policy, a related party transaction must be submitted to the Board’s Nominating/Governance and Public Policy Committee for review and approval. The policy is available on our website at www.valero.com > Investors > Corporate Governance > Governance Documents.

We also have a Conflict of Interest Policy to address instances in which an employee or director’s private interests may conflict with the interests of Valero. The policy is published on our intranet website. We have a Conflicts of Interest Committee (composed of Valero employees) to help administer our conflicts policy and to determine whether any employee or director’s private interests may interfere with the interests of Valero. Conflicts of interest are also addressed in our Code of Business Conduct and Ethics. Any waiver of any provision of this code for executive officers or directors may be made only by the Board, and will be promptly disclosed as required by law or NYSE rule.

62

    PROPOSAL NO. 2—RATIFY APPOINTMENT OF KPMG LLP

   AS INDEPENDENT AUDITORS

      (ITEM 2 ON THE PROXY CARD)

The Audit Committee of the Board determined on Feb. 28, 2019, to engage KPMG LLP (“KPMG”) as Valero’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2019. KPMG has served as Valero’s independent registered public accounting firm since 2004.

The Audit Committee is directly responsible for the appointment, compensation determination, retention, and oversight of the independent auditors retained to audit Valero’s financial statements. The Audit Committee is responsible for the audit fee negotiations and fee approval associated with Valero’s retention of the independent auditing firm.

The Audit Committee annually reviews and evaluates the qualifications, performance, and independence of Valero’s independent auditing firm, and reviews and evaluates the lead partner of the independent auditor team. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is involved in the selection of the audit firm’s new lead engagement partner. To monitor auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent auditing firm.

The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as Valero’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2019, is in the best interests of Valero and its investors. Accordingly, the Board requests stockholder approval of the following resolution.

“RESOLVED, that the appointment of the firm of KPMG LLP as Valero’s independent registered public accounting firm for the purpose of conducting an audit of the consolidated financial statements and the effectiveness of internal control over financial reporting of Valero and its subsidiaries for the fiscal year ending Dec. 31, 2019, is hereby approved and ratified.”

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions raised at the Annual Meeting or make appropriate statements at the Annual Meeting.	The Board recommends that the stockholders vote “FOR” this proposal.

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote is required for adoption of this proposal. If the appointment is not approved, the adverse vote will be considered as an indication to the Audit Committee that it should select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of public accountants so long after the beginning of the current year, it is contemplated that the appointment for 2019 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

2019 PROXY STATEMENT	63

    KPMG LLP FEES

The following table presents fees for services provided to us by KPMG for the years shown (in millions).

	2018	2017
Audit Fees (1)	9.0	$7.6
Audit-Related Fees (2)	0.4	0.3
Tax Fees (3)	0.5	0.3
All Other Fees	—	—
total	$9.9	$8.2

(1)

Represents fees for professional services rendered for the audit of the annual financial statements included in Valero’s annual reports on Form 10-K, review of Valero’s interim financial statements included in Valero’s Forms 10-Q, the audit of the effectiveness of Valero’s internal control over financial reporting, and services that are normally provided by the principal auditor (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC). In addition to the services listed above, KPMG served as the independent auditor of the financial statements included in the annual reports on Form 10-K of Valero Energy Partners LP (VLP) for the years ended Dec. 31, 2018 and 2017, and the audit of the effectiveness of VLP’s internal control over financial reporting as of Dec. 31, 2018 and Dec. 31, 2017. KPMG’s fees relating to VLP audits for 2018 and 2017 were $1.47 million and $1.50 million, respectively. The amounts stated in the table above do not include the amounts for the foregoing VLP audits.

(2)

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of Valero’s financial statements and not reported under the caption for Audit Fees. The fees listed above are related to the audit of Valero’s benefit plans and one assurance service (Canada Renewable Fuels regulation audit).

(3)

Represents fees for professional services rendered by KPMG for tax compliance and tax consulting services. For 2018, the fees primarily relate to property tax consulting and compliance services. For 2017, the majority of the disclosed fees relate to technical review and assistance on the assessment of potential elections under the IRS’s inventory price index computation LIFO rules.

Audit Committee Pre-Approval Policy

The Audit Committee adopted a pre-approval policy to address the pre-approval of certain services rendered to Valero by its independent auditor. The text of that policy appears in Exhibit 99.01 to Valero’s Annual Report on Form 10-K for the year ended Dec. 31, 2017.

All of the services rendered by KPMG to Valero for 2018 were pre-approved specifically by the Audit Committee or pursuant to our pre-approval policy. None of the services provided by KPMG were approved by the Audit Committee under the pre-approval waiver provisions of paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

64

    REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2018

Management is responsible for Valero’s internal controls and financial reporting process. KPMG LLP (KPMG), Valero’s independent registered public accounting firm for the fiscal year ended Dec. 31, 2018, is responsible for performing an independent audit of Valero’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and an audit of the effectiveness of Valero’s internal control over financial reporting in accordance with the standards of the PCAOB, and to issue KPMG’s reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee approves the selection and appointment of Valero’s independent registered public accounting firm and recommends the ratification of its selection and appointment to our Board.

The Audit Committee has reviewed and discussed Valero’s audited financial statements with management and KPMG. The committee has discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380 “Communication with Audit Committees”), as adopted by the PCAOB in Rule 3200T. The committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG that firm’s independence.

Based on the foregoing review, discussions, and other matters the Audit Committee deemed relevant and appropriate, the committee recommended to the Board that the audited financial statements of Valero be included in its Annual Report on Form 10-K for the year ended Dec. 31, 2018, for filing with the SEC.

Members of the Audit Committee:

Randall J. Weisenburger, Chair

H. Paulett Eberhart

Stephen M. Waters

The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of Valero’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

2019 PROXY STATEMENT	65

    PROPOSAL NO. 3—ADVISORY VOTE TO APPROVE

   COMPENSATION OF NAMED EXECUTIVE OFFICERS

      (ITEM 3 ON THE PROXY CARD)

Our Board and our stockholders have determined to hold an advisory vote on executive compensation (“say-on-pay”) every year. Accordingly, we are asking stockholders to vote to approve the 2018 compensation of our named executive officers as such compensation is disclosed pursuant to Item 402 of the SEC’s Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and other narrative compensation disclosures required by Item 402. This proxy statement contains all of these required disclosures.

We request the stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to Valero’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

Because the vote on this proposal is advisory, it will not affect compensation already paid or awarded to any named executive officer and will not be binding on Valero, the Board, or the Compensation Committee. The Board and Compensation Committee, however, will review the voting results and take into account the outcome in determining future annual compensation for the named executive officers.

Proxies will be voted for approval of the proposal unless otherwise specified. Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

The Board recommends that the stockholders vote “FOR” this proposal.

66

    MISCELLANEOUS

Governance Documents and Codes of Ethics

Our Code of Ethics for Senior Financial Officers applies to our principal executive officer, principal financial officer, and controller. The code charges these officers with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports we file with the SEC, and compliance with applicable laws, rules, and regulations. We have also adopted a Code of Business Conduct and Ethics which applies to all of our employees and directors.

We post the following documents on our website at www.valero.com > Investors > Corporate Governance > Governance Documents. A printed copy of these documents is available to any stockholder upon request. Requests for documents must be in writing and directed to Valero’s Secretary at the address indicated on the cover page of this proxy statement.

•	Restated Certificate of Incorporation
•	Bylaws
•	Code of Business Conduct and Ethics
•	Code of Ethics for Senior Financial Officers
•	Corporate Governance Guidelines
•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating/Governance and Public Policy Committee Charter
•	Related Party Transactions Policy
•	Compensation Consultant Disclosures Policy
•	Policy on Executive Compensation in Restatement Situations
•	Policy on Political Contributions, Lobbying, and Trade Associations
•	Policy on Vesting of Performance Shares

Stockholder Communications, Nominations, and Proposals

Stockholders and other interested parties may communicate with the Board, its non-management directors, or the Lead Director by sending a written communication addressed to “Board of Directors,” “Non-Management Directors,” or “Lead Director” in care of Valero’s Secretary at the address indicated on the cover page of this proxy statement.

In order to submit a stockholder proposal for inclusion in our proxy statement for the 2020 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, we must receive your written proposal on or before Nov. 21, 2019. The proposal must comply with Rule 14a-8, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

To present a stockholder proposal at the 2020 annual meeting of stockholders that is not the subject of a proposal pursuant to Rule 14a-8 of the Exchange Act, or to recommend to the Board’s Nominating/Governance and Public Policy Committee the nomination of a person for election to the Board, you must follow the procedures stated in Article I, Section 9 of our bylaws. These procedures include the requirement that your proposal must be delivered to Valero’s Secretary not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, your notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we publicly announce the date of the 2020 annual meeting of stockholders.

An eligible stockholder, or eligible group of stockholders, that wants to nominate a candidate for election to the Board pursuant to the proxy access provisions of our bylaws must follow the procedures stated in Article I, Section 9A of our bylaws. These procedures include the requirement that your nomination must be delivered to Valero’s Secretary not later than the close of business on the 120th day or earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, your notice must be delivered not later than the 120th day prior to such annual meeting or, if later, the 10th day following the day we publicly announce the date of the 2020 annual meeting of stockholders. Our bylaws are available on our website at www.valero.com > Investors > Corporate Governance > Governance Documents. Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to Valero.

2019 PROXY STATEMENT	67

MISCELLANEOUS

Other Business

If any matters not referred to in this proxy statement properly come before the Annual Meeting or any adjournments or postponements thereof, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by proxy in accordance with their best judgments. The Board is not currently aware of any other matters that may be presented for action at the Annual Meeting.

Financial Statements

Consolidated financial statements and related information for Valero, including audited financial statements for the fiscal year ended Dec. 31, 2018, are contained in Valero’s Annual Report on Form 10-K. We have filed our Annual Report on Form 10-K with the SEC. You may review this report on the internet as indicated in the Notice and through our website (www.valero.com > Investors > Financial Information > SEC Filings).

Householding

The SEC’s rules allow companies to send a single Notice or single copy of annual reports, proxy statements, prospectuses, and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. These “householding” rules are intended to provide greater convenience for stockholders, and cost savings for companies, by reducing the number of duplicate documents that stockholders receive. If your shares are held by an intermediary broker, dealer, or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If you prefer to receive your own set of proxy materials now or in future years, you may request a duplicate set by phone at 800-579-1639, or you may contact your broker.

Transfer Agent

Computershare Investor Services serves as our transfer agent, registrar, and dividend paying agent with respect to our Common Stock. Correspondence relating to any stock accounts, dividends, or transfers of stock certificates should be addressed to:

Computershare Investor Services

Shareholder Communications

by regular mail:

P.O. Box 505000

Louisville, KY 40233-5000

by overnight delivery:

462 South 4th Street

Suite 1600

Louisville, KY 40202

(888) 470-2938

(312) 360-5261

www.computershare.com

68

Annex A

Adjusted earnings per common share—assuming dilution

for the year ended December 31, 2018

Earnings per common share—assuming dilution (GAAP)	$7.29
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	0.18
Texas City Refinery fire expenses (b)	(0.02)
Environmental reserve adjustments (c)	(0.20)
Loss on early redemption of debt (d)	(0.07)
Income tax benefit from tax reform (e)	0.03
Total adjustments	(0.08)
Adjusted earnings per common share—assuming dilution	$7.37

(a)	The biodiesel blender’s tax credit is attributable to volumes blended during 2017 and is not related to 2018 activities.

(b)

The costs incurred to respond to and assess the damage caused by the fire that occurred at our Texas City Refinery on April 19, 2018, are specific to that event and are not ongoing costs incurred in our operations.

(c)	The environmental reserve adjustments are attributable to sites that were shut down by prior owners and subsequently acquired by us (referred to by us as non-operating sites).

(d)

The penalty and other expenses incurred in connection with the early redemption of our 9.375% senior notes due March 15, 2019 are not associated with the ongoing costs of our borrowing and financing activities.

(e)	Income tax benefit from enactment of the Tax Cut and Jobs Act of 2017 is associated with changes in U.S. tax legislation and is not indicative of our core performance.

A-1

VALERO ENERGY CORPORATION ONE VALERO WAY SAN ANTONIO, TEXAS 78249 Investor Address Line Investor Address Line Investor Address Line Investor Address Line Investor Address Line John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 2 3 4 5 1 1 1 OF 2 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/29/2019 for shares held directly and by 11:59 P.M. ET on 04/25/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/29/2019 for shares held directly and by 11:59 P.M. ET on 04/25/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY THE COMPANY THE COMPANY THE COMPANY THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K NAME INC.—CLASS B NAME INC.—CLASS C NAME INC.—CLASS D NAME INC.—CLASS E CONTROL# SHARES PAGE â†’ 1 OF 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote “FOR” the following action: 1. Elect directors to serve until the 2020 Annual Meeting of Stockholders. Nominees 1A H. Paulett Eberhart 1B Joseph W. Gorder 1C Kimberly S. Greene 1D Deborah P. Majoras 1E Donald L. Nickles 1F Philip J. Pfeiffer 1G Robert A. Profusek 1H Stephen M. Waters 18 . 1 . 0 . 1I Randall J. Weisenburger R1 1 1J Rayford Wilkins, Jr. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000398231 Signature [PLEASE SIGN WITHIN BOX] For 0 0 0 0 0 0 0 0 0 0 JOB# Date Against Abstain 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 The Board of Directors recommends you vote “FOR” proposals 2 and 3. 2. 3. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature (Joint Owners) Ratify the appointment of KPMG LLP as Valero’s independent registered public accounting firm for 2019. Approve, by non-binding vote, the 2018 compensation of our named executive officers. Date For 0 0 SEQUENCE# Against Abstain 0 0 SHARES CUSIP# 0 0

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K is/are available at www.proxyvote.com VALERO ENERGY CORPORATION ANNUAL MEETING OF STOCKHOLDERS April 30, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby revoke(s) all previous proxies and appoint(s) Joseph W. Gorder, Jason W. Fraser and J. Stephen Gilbert, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Valero Energy Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 30, 2019 at 10:00 a.m., Central Time, at the Valero Energy Corporation offices located at One Valero Way, San Antonio, TX 78249, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR, AND “FOR” PROPOSALS 2 AND 3. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES ON SUCH MATTERS IN THEIR SOLE DISCRETION. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE THE SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. Continued and to be signed on reverse side